                                                                 EXHIBIT 2.1


                                                                 EXECUTION COPY







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                          ----------------------------
                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------



                           dated as of April 28, 1999

                                      among

                                  COVANCE INC.,

                                CCJ HOLDING CORP.

                                       and

                        PAREXEL INTERNATIONAL CORPORATION



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                                   THE MERGER

          1.01.    The Merger.................................................2
          1.02.    Effective Time; Closing....................................2
          1.03.    Effect of the Merger.......................................2
          1.04.    Articles of Organization; By-Laws..........................3
          1.05.    Directors and Officers.....................................3

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          2.01.    Conversion of Securities...................................3
          2.02.    Exchange of Certificates...................................4
          2.03.    Stock Transfer Books.......................................8
          2.04.    Company Stock Options......................................8
          2.05.    Employee Stock Purchase Plan...............................9
          2.06.    Dissenting Shares.........................................10
          2.07.    Parent Rights Plan........................................10

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          3.01.    Organization and Qualification; Subsidiaries..............11
          3.02.    Articles of Organization and By-laws......................12
          3.03.    Capitalization............................................12
          3.04.    Authority Relative to This Agreement......................13
          3.05.    No Conflict; Required Filings and Consents................13
          3.06.    Permits; Compliance.......................................14
          3.07.    SEC Filings; Financial Statements; Absence of Liabilities.15
          3.08.    Absence of Certain Changes or Events......................16
          3.09.    Absence of Litigation.....................................17
          3.10.    Employee Benefit Plans; Labor Matters.....................18
          3.11.    Contracts and Commitments.................................19
          3.12.    Accounting and Tax Matters................................20
          3.13.    Intellectual Property.....................................20


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                                       ii

                                                                          Page


          3.14.    Taxes....................................................21
          3.15.    Affiliate Transactions...................................22
          3.16.    Insurance................................................22
          3.17.    Year 2000 Compliance.....................................23
          3.18.    Vote Required............................................23
          3.19.    State Takeover Statutes..................................23
          3.20.    Opinion of Financial Advisor.............................23
          3.21.    Brokers..................................................23

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          4.01.    Organization and Qualification; Subsidiaries.............24
          4.02.    Certificate of Incorporation and By-Laws.................25
          4.03.    Capitalization...........................................25
          4.04.    Authority Relative to This Agreement.....................26
          4.05.    No Conflict; Required Filings and Consents...............27
          4.06.    Permits; Compliance......................................28
          4.07.    SEC Filings; Financial Statements; Absence of Liabilities28
          4.08.    Absence of Certain Changes or Events.....................29
          4.09.    Absence of Litigation....................................30
          4.10.    Employee Benefit Plans; Labor Matters....................31
          4.11.    Contracts and Commitments................................32
          4.12.    Accounting and Tax Matters...............................33
          4.13.    Intellectual Property....................................33
          4.14.    Taxes....................................................34
          4.15.    Affiliate Transactions...................................35
          4.16.    Insurance................................................35
          4.17.    Year 2000 Compliance.....................................35
          4.18.    Vote Required............................................36
          4.19.    Operations of Merger Sub.................................36
          4.20.    Opinion of Financial Advisor.............................36
          4.21.    Brokers..................................................36







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                                       iii

                                                                         Page


                                    ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

          5.01.    Conduct of Business by the Company Pending the Merger..36
          5.02.    Conduct of Business by Parent Pending the Merger.......39
          5.03.    Notification of Certain Matters........................41

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          6.01.    Registration Statement; Joint Proxy Statement..........41
          6.02.    Stockholders' Meetings.................................44
          6.03.    Access to Information; Confidentiality.................44
          6.04.    No Solicitation of Transactions........................45
          6.05.    Directors' and Officers' Indemnification and Insurance.47
          6.06.    Obligations of Merger Sub..............................48
          6.07.    Affiliates.............................................48
          6.08.    Pooling................................................49
          6.09.    Further Action; Consents; Filings......................49
          6.10.    Plan of Reorganization.................................50
          6.11.    Public Announcements...................................51
          6.12.    NYSE Listing...........................................51
          6.13.    Conveyance Taxes.......................................51
          6.14.    Office of the Co-Chairmen..............................51
          6.15.    Post-Merger Board of Directors of Parent...............52
          6.16.    Employee Benefit Plans.................................53
          6.17.    Exemption From Liability Under Section 16(b)...........53

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

          7.01.    Conditions to the Obligations of Each Party...........54
          7.02.    Conditions to the Obligations of Parent and
                   Merger Sub............................................56
          7.03.    Conditions to the Obligations of the Company..........56




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                                       iv

                                                                    Page



                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

          8.01.    Termination......................................57
          8.02.    Effect of Termination............................58
          8.03.    Amendment........................................58
          8.04.    Waiver...........................................58
          8.05.    Expenses.........................................59

                                   ARTICLE IX

                               GENERAL PROVISIONS

          9.01.    Non-Survival of Representations, Warranties and
                   Agreements.......................................62
          9.02.    Notices..........................................62
          9.03.    Certain Definitions..............................64
          9.04.    Severability.....................................65
          9.05.    Assignment; Binding Effect; Benefit..............65
          9.06.    Specific Performance.............................66
          9.07.    Governing Law; Forum.............................66
          9.08.    Interpretation...................................66
          9.09.    Counterparts.....................................67
          9.10.    Entire Agreement.................................67
          9.11.    Waiver of Jury Trial.............................67


Exhibit A           Parent Charter Amendment
Exhibit 6.07(a)     Form of Affiliate Letter for Affiliates of the Company
Exhibit 6.07(b)     Form of Affiliate Letter for Affiliates of Parent
Exhibit 6.14(a)     Amended Parent By-Laws
Exhibit 6.15(b)     Post-Merger Board of Directors

                            Glossary of Defined Terms

                                                                 Location of
 Defined Term                                                    Definition

Affiliate...............................................ss.6.07(a), ss.9.03(a)
Agreement.........................................................Preamble
Amended Parent By-Laws............................................ss.6.14(a)
Appraisal Rights Provisions.......................................ss.2.06(a)
Articles of Merger...................................................ss.1.02
beneficial owner..................................................ss.9.03(b)
Blue Sky Laws.....................................................ss.3.05(b)
business day......................................................ss.9.03(c)
Certificates......................................................ss.2.02(b)
Claim.............................................................ss.6.05(b)
Code..............................................................Recitals
Company...........................................................Preamble
Company Acquisition Proposal......................................ss.6.04(a)
Company Alternative Transaction Fee..........................ss.8.05(b)(iii)
Company Benefit Plans.............................................ss.3.10(a)
Company Common Stock..............................................Recitals
Company Director..................................................ss.6.15(d)
Company Disclosure Letter......................................Article III
Company ERISA Affiliate...........................................ss.3.10(b)
Company Expense Amount.......................................ss.8.05(c)(iii)
Company Insiders.....................................................ss.6.17
Company Licensed Intellectual Property...............................ss.3.13
Company Material Adverse Effect...................................ss.3.01(a)
Company Material Contracts........................................ss.3.11(a)
Company Option Agreement..........................................Recitals
Company Owned Intellectual Property..................................ss.3.13
Company Permits...................................................ss.3.06(a)
Company Preferred Stock..............................................ss.3.03
Company Products..................................................ss.3.06(c)
Company SEC Reports...............................................ss.3.07(a)
Company Stock Option Plans........................................ss.2.04(a)
Company Stock Options.............................................ss.2.04(a)
Company Stockholders' Meeting.....................................ss.6.01(a)
Company Subsidiaries..............................................ss.3.01(a)
Company Superior Proposal.........................................ss.6.04(a)
Company Systems...................................................ss.3.17(b)
Company Termination Fee......................................ss.8.05(b)(iii)
Company Year 2000 Plan............................................ss.3.17(a)
Confidentiality Agreement.........................................ss.6.03(b)

                                                                    Location of
Defined Term                                                        Definition



control............................................................ss.9.03(d)
controlled by......................................................ss.9.03(d)
DGCL..................................................................ss.4.04
Dissenting Shares..................................................ss.2.06(a)
Effective Time........................................................ss.1.02
ERISA..............................................................ss.3.10(a)
Excess Shares..................................................ss.2.02(e)(ii)
Exchange Act.......................................................ss.3.05(b)
Exchange Agent.....................................................ss.2.02(a)
Exchange Fund......................................................ss.2.02(a)
Exchange Ratio.....................................................ss.2.01(a)
Expenses...........................................................ss.8.05(a)
GAAP...............................................................ss.3.07(b)
Governmental Entity................................................ss.3.05(b)
HSR Act............................................................ss.3.05(b)
Indemnified Parties................................................ss.6.05(a)
Intellectual Property.................................................ss.3.13
IRS................................................................ss.3.10(a)
knowledge..........................................................ss.9.03(e)
Law................................................................ss.3.05(a)
MBCL...............................................................Recitals
Merger.............................................................Recitals
Merger Consideration...............................................ss.2.01(a)
Merger Sub.........................................................Preamble
NASD...............................................................ss.3.05(b)
NYSE...........................................................ss.2.02(e)(ii)
Order..............................................................ss.7.01(d)
Parent.............................................................Preamble
Parent Acquisition Proposal........................................ss.6.04(b)
Parent Alternative Transaction Fee............................ss.8.05(c)(iii)
Parent Benefit Plans...............................................ss.4.10(a)
Parent By-Laws.....................................................ss.4.03(c)
Parent Charter.....................................................ss.4.03(c)
Parent Common Stock................................................Recitals
Parent Director....................................................ss.6.15(e)
Parent Disclosure Letter.........................................Article IV
Parent ERISA Affiliate.............................................ss.4.10(b)
Parent Expense Amount.........................................ss.8.05(b)(iii)


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                                       iii

                                                                 Location of
Defined Term                                                     Definition


Parent Licensed Intellectual Property...............................ss.4.13
Parent Material Adverse Effect...................................ss.4.01(a)
Parent Material Contracts........................................ss.4.11(a)
Parent Option Agreement..........................................Recitals
Parent Owned Intellectual Property..................................ss.4.13
Parent Permits...................................................ss.4.06(a)
Parent Preferred Stock...........................................ss.4.03(a)
Parent Products and Services.....................................ss.4.06(c)
Parent Proposals.................................................Recitals
Parent Rights Plan..................................................ss.2.07
Parent SEC Reports...............................................ss.4.07(a)
Parent Shareholders' Meeting.....................................ss.6.01(a)
Parent Stock Option Plans........................................ss.4.03(a)
Parent Stock Options.............................................ss.4.03(a)
Parent Subsidiaries..............................................ss.4.01(a)
Parent Superior Proposal.........................................ss.6.04(b)
Parent Systems...................................................ss.4.17(b)
Parent Termination Fee......................................ss.8.05(c)(iii)
Parent Year 2000 Plan............................................ss.4.17(a)
Person...........................................................ss.9.03(f)
Proxy Statement..................................................ss.6.01(a)
Purchase Plan.......................................................ss.2.05
Registration Statement...........................................ss.6.01(a)
Representatives..................................................ss.6.03(a)
SEC..............................................................ss.3.07(a)
Section 16 Information..............................................ss.6.17
Securities Act.........................................ss.3.05(b), ss.3.07(a)
Shareholders' Meetings...........................................ss.6.01(a)
subsidiaries.....................................................ss.9.03(g)
subsidiary.......................................................ss.9.03(g)
Substitute Option................................................ss.2.04(a)
Surviving Corporation...............................................ss.1.01
Taxes...............................................................ss.3.14
Termination Date.................................................ss.8.01(b)
under common control with........................................ss.9.03(d)
Year 2000 Compliant....................................ss.3.17(b), ss.4.17(b)

               AGREEMENT AND PLAN OF MERGER dated as of April 28, 1999 (this "Agreement") among COVANCE INC., a Delaware corporation ("Parent"), CCJ HOLDING CORP., a Massachusetts corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and PAREXEL INTERNATIONAL CORPORATION, a Massachusetts corporation (the "Company").

                               W I T N E S S E T H

               WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Section 78 of the Massachusetts Business Corporation Law (the "MBCL"), Merger Sub will merge with and into the Company (the "Merger");

               WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the stockholders of the Company;

               WHEREAS, the Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended that the stockholders of Parent vote to approve the following (collectively, the "Parent Proposals"): (A) the issuance of shares of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") to the stockholders of the Company pursuant to the terms of the Merger and (B) the amendments to the Restated Certificate of Incorporation of Parent (the "Parent Charter") set forth in Exhibit A hereto (the "Parent Charter Amendment");

               WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and the Company have entered into a Termination Option Agreement dated as of the date of this Agreement, pursuant to which the Company has granted to Parent an option to purchase shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") under certain circumstances (the "Company Option Agreement");

               WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement, the Company and Parent have entered into a Termination Option Agreement dated as of the date of this Agreement, pursuant to which Parent has granted to the Company an option to purchase shares of Parent Common Stock under certain circumstances (the "Parent Option Agreement");

               WHEREAS, as a condition and inducement to the willingness of the parties to enter into this Agreement, Parent has entered into an employment agreement with Josef H. von

Rickenbach, Chairman and Chief Executive Officer of the Company, dated as of the date hereof and which shall become effective as of the Effective Time (as defined below);

               WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

               WHEREAS, the parties intend that the Merger shall be accounted for as a "pooling of interests" for financial reporting purposes.

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

               SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the MBCL, at the Effective Time (as defined below in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

               SECTION 1.02. Effective Time; Closing. As promptly as practicable and in no event later than the first business day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the Commonwealth of Massachusetts in such form as is required by, and executed in accordance with, the relevant provisions of the MBCL. The term "Effective Time" means the date and time of the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts (or such later time as may be agreed in writing by each of the parties hereto and specified in the Articles of Merger). Immediately prior to the filing of the Articles of Merger, a closing will be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (or such other place as the parties may agree).

               SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the MBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

               SECTION 1.04. Articles of Organization; By-Laws. (a) At the Effective Time, the Articles of Organization of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by law and such Articles of Organization; provided, however, that, at the Effective Time,
Article I of the Articles of Organization of the Surviving Corporation shall be amended to read as agreed between the parties hereto prior to the Effective Time.

               (b) At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Organization of the Surviving Corporation and such By-Laws (except as necessary to conform to the name change contemplated by Section 1.04).

               SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

               SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

               (a) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.01(b) and any Dissenting Shares (as defined in Section 2.06)) shall be canceled and shall be converted, subject to Section 2.02(e), into the right to receive 1.184055 shares (the "Exchange Ratio") of Parent Common Stock (the "Merger Consideration"); provided, however, that, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares;

               (b) each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

               (c) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

               SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01(a) as of the Effective Time (such certificates for shares of Parent Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver out of the Exchange Fund the Parent Common Stock contemplated to be issued pursuant to Section 2.01(a) and the cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.02(e). Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

               (b) Exchange Procedures. As promptly as practicable after the Effective Time, and in any event not later than five (5) business days, Parent shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of any fractional shares. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate (after taking into account all shares of Company Common Stock then held by such holder), cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

               (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws (as defined in Section 3.05), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

               (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

               (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent.

               (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to
Section 2.02(a) over (y) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Parent Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in paragraph (iii) of this Section 2.02(e).

               (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to such holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such holders of Company Common Stock as part of the Exchange Fund. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Shares. In addition, Parent shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates representing Company Common Stock are entitled.

               (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 2.02(c).

               (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to Section 2.02(c). Any portion of the Exchange Fund returned to Parent pursuant to the preceding sentence and remaining unclaimed by holders of shares of Company Common Stock as of the third year anniversary of the Effective Time (or, if earlier, as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity) shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

               (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Company Common Stock (or dividends or distributions with respect thereto), or cash lawfully delivered to a public official pursuant to any abandoned property, escheat or similar Law.

               (h) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

               (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

               SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

               SECTION 2.04. Company Stock Options. (a) All options (the "Company Stock Options") outstanding, whether or not exercisable and whether or not vested, at the Effective Time under the Company's Second Amended and Restated 1995 Stock Plan, the 1995 Non-Employee Director Stock Option Plan, the 1995 Employee Stock Purchase Plan, the 1998 Non-Qualified, Non-Officer Stock Option Plan, the 1989 Stock Plan, the 1987 Stock Plan and the 1986 Incentive Stock Option Plan (collectively, the "Company Stock Option Plans"), shall remain outstanding following the Effective Time. At the Effective Time, the Company Stock Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Parent in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder or (ii) to the extent that Section 424 of the Code does not apply to any such Company Stock Options, would be such a corporation were Section 424 of the Code applicable to such Company Stock Options. From and after the Effective Time, all references to the Company in the Company Stock Option Plans and the applicable stock option agreements issued thereunder shall be deemed to refer to Parent, which shall have assumed the Company Stock Option Plans as of the Effective Time by virtue of this Agreement and without any further action. Each Company Stock Option assumed by Parent (each, a "Substitute Option") shall be exercisable upon the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement issued thereunder, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Parent Common Stock (rounded up or down to the nearest whole share, except rounded down in the case of incentive stock options) equal to the number of shares of Company Common Stock subject to such Company Stock Option multiplied by the Exchange Ratio; (B) the option price per share of Parent Common Stock shall be an amount equal to the option price per share of Company Common Stock subject to such Company Stock Option in effect immediately prior to the

Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent); and (C) each Substitute Option with respect to Company Stock Options subject to the agreements listed in Section 3.03(3) of the Company Disclosure Letter shall be subject to the terms and provisions of such agreements. Such Substitute Option shall otherwise be subject to the same terms and conditions as such Company Stock Options.

               (b) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto and such Company Stock Option shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section 2.04 after giving effect to the Merger). Parent shall comply with the terms of all such Company Stock Options and ensure, to the extent required by, and subject to the provisions of, the Company Stock Option Plans, that Company Stock Options which qualified as incentive stock options under
Section 422 of the Code prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.04. As soon as practicable after the Effective Time, the shares of Parent Common Stock subject to Company Stock Options (and options under the Stock Purchase Plan) will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Parent shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as Substitute Options remain outstanding. In addition, Parent shall use all reasonable efforts to cause the shares of Parent Common Stock subject to Company Stock Options (and options under the Stock Purchase Plan) to be listed on the NYSE and such other exchanges as Parent shall determine. Parent and the Company shall take all actions necessary to ensure that, with respect to persons subject to the provisions of Section 16 of the Exchange Act (as defined in Section 3.05(b) below), all dispositions of Company Common Stock and Company Stock Options in connection with the Merger, and all acquisitions of Parent Common Stock and Substitute Options in connection with the Merger, shall be exempt transactions pursuant to Rule 16b-3 promulgated under the Exchange Act, including as set forth in Section 6.17 below.

               SECTION 2.05. Employee Stock Purchase Plan. Each option outstanding under the Company's Employee Stock Purchase Plan (the "Purchase Plan") shall be terminated by the Company's Board of Directors as of the Effective Time, and each option outstanding under the Purchase Plan as of the Effective Time shall be adjusted by the Company's Board of Directors in accordance with Article 12 of the Purchase Plan so that such option shall apply to shares of Parent Common Stock. Accordingly, (a) the maximum number of shares of Parent Common Stock issuable upon the exercise of an outstanding option under the Purchase Plan shall be 1,000 multiplied by the Exchange Ratio, and (b) the Option Price (as defined in the

Purchase Plan) of any such option shall be the lesser of (i) 85% of the average market price (as defined in the Purchase Plan) of the Company Common Stock as of the first business day of the Payment Period which includes the Effective Time, divided by the Exchange Ratio, and (ii) 85% of the average market price of the Parent Common Stock as of the last business day of such Payment Period. Nothing contained in this Section 2.05 shall limit any reserved right in the Purchase Plan to amend, modify, suspend, revoke or terminate such plan or to continue such plan in existence after the Effective Time if so determined by Parent.

               SECTION 2.06. Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who have filed with the Company, before the taking of the vote of the stockholders of the Company to approve this Agreement, written objections to such approval stating their intention to demand payment for such shares of Company Common Stock if this Agreement is approved, and who have not voted such shares of Company Common Stock in favor of the approval of this Agreement will not be converted as described in Section 2.01 hereof, but will thereafter constitute only the right to receive payment of the fair value of such shares of Company Common Stock ("Dissenting Shares") in accordance with the applicable provisions of the MBCL (the "Appraisal Rights Provisions"); provided, however, that all shares of Company Common Stock held by stockholders who will have failed to perfect or who effectively will have withdrawn or lost their rights to appraisal of such Company Common Stock under the Appraisal Rights Provisions will thereupon be deemed to have been cancelled and retired and to have been converted, as of the Effective Time, into the right to receive, without interest thereon, the Merger Consideration pursuant to Section 2.01, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c). Persons who have perfected statutory rights with respect to Dissenting Shares as aforesaid will not be paid by the Surviving Corporation as provided in this Agreement and will have only such rights as are provided by the Appraisal Rights Provisions with respect to such Dissenting Shares.

               (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the Appraisal Rights Provisions and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the MBCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

               SECTION 2.07. Parent Rights Plan. Each Person entitled to receive shares of Parent Common Stock pursuant to this Article II shall receive, together with each such share of Parent Common Stock, the number of Parent preferred share purchase rights (pursuant to the Rights Agreement dated as of December 31, 1996 between Parent and Harris Trust and Savings Bank (the "Parent Rights Plan")) associated with one share of Parent Common Stock at the Effective Time.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               Except as set forth in the Disclosure Letter of even date herewith delivered by the Company to the Parent and Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Letter") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to Parent and Merger Sub that:

               SECTION 3.01. Organization and Qualification; Subsidiaries. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the Commonwealth of Massachusetts. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below), the Company has all corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each subsidiary of the Company (collectively, the "Company Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have, individually or in the aggregate, a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities (including, without limitation, contingent liabilities), financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, but shall not include (i) any change in the market price or trading volume of Company Common Stock, (ii) any adverse effect due to attrition, after the date of this Agreement, of the Company's employees, and (iii) any adverse effect due to changes, after the date of this Agreement, in conditions affecting (A) the contract research and medical marketing services market in general, (B) the U.S. economy as a whole or (C) the European Community as a whole.

               (b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 3.01(b) of the Company Disclosure Letter. Except for the Company Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

               SECTION 3.02. Articles of Organization and By-laws. The Company has heretofore furnished to Parent complete and correct copies of the Articles of Organization and the By-Laws, each as amended to the date of this Agreement, of the Company. Such Articles of Organization and By-Laws are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any provision of its Articles of Organization, By-Laws or equivalent organizational documents.

               SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of (a) 50,000,000 shares of Company Common Stock and (b) 5,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of April 27, 1999, (i) 25,086,988 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of the Company or by the Company Subsidiaries, and (iii) 4,001,941 shares of Company Common Stock are reserved for future issuance pursuant to the Company Stock Options (with respect to which Common Stock Options to acquire 2,376,138 shares of Company Common Stock are outstanding). No options to acquire shares of Company Common Stock have been granted from April 27, 1999 to the date of this Agreement. As of the date of this Agreement, no shares of the Company Preferred Stock were issued and outstanding. Except for Company Stock Options granted pursuant to the Company Stock Option Plans and the Company Option Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary, other than a Company Subsidiary that is wholly owned by the Company and other Company Subsidiaries, or any other Person.

               SECTION 3.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the terms and conditions of this Agreement and the approval of this Agreement by the holders of a majority of then outstanding shares of Company Common Stock, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by the MBCL and subject to the terms and conditions of this Agreement). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

               SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Restated Articles of Organization or By-Laws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in
Section 3.05(b) have been obtained and all filings and obligations described in
Section 3.05(b) have been made, conflict with or violate any federal, state or local statute, law, ordinance, regulation, rule, code, order, judgment or decree of the United States of America or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay consummation of the Merger or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

               (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), state securities or "blue sky" Laws ("Blue Sky Laws"), the rules of the National Association of Securities Dealers (the "NASD"), state takeover Laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), filings or approvals required under the competition laws of foreign jurisdictions, the filing and recordation of appropriate merger documents as required by the MBCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

               SECTION 3.06. Permits; Compliance. (a) The Company and the Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity ("Permits") that are material to the operation of the business of the Company and the Company Subsidiaries, taken as a whole, as they are operated on the date hereof (and, for purposes of Section 7.02(a), as they are operated as of the Closing Date) (collectively, the "Company Permits"). No suspension or cancellation of any Company Permit is pending or, to the Knowledge of the Company, threatened, except with respect to Company Permits the suspension or cancellation of which would not, individually or in the aggregate, have a Company Material Adverse Effect. Since July 1, 1998, neither the Company nor any Company Subsidiary has
(i) been denied or failed to receive any Permit that it had sought that would, if currently possessed by the Company or a Company Subsidiary, be reasonably likely to be material to the operation of the business of the Company and the Company Subsidiaries, taken as a whole, as they are operated on the date hereof (and, for purposes of Section 7.02(a), as they are operated as of the Closing Date), or (ii) had any Permit suspended or canceled that would, if currently possessed by the Company or a Company Subsidiary, be reasonably likely to be material to the operation of the business of the Company and the Company Subsidiaries, taken as a whole, as they are operated on the date hereof (and, for purposes of Section 7.02(a), as they are operated as of the Closing Date).

               (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in conflict with, or has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of: (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected; (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected; or (iii) any Company Permit.

               (c) Except as would not have a Company Material Adverse Effect, since July 1, 1996, there have been no written notices, citations or decisions by any governmental or regulatory body that any product or service produced, provided, manufactured or marketed at any time by the Company or any Company Subsidiaries (the "Company Products and Services") is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body. Except as would not have a Company Material Adverse Effect, the Company and the Company Subsidiaries have complied in all material respects with the Laws applicable to the Company and the Company Subsidiaries with respect to the Company Products and Services.

               SECTION 3.07. SEC Filings; Financial Statements; Absence of Liabilities. (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since July 1, 1996 (collectively, the "Company SEC Reports"). As of the respective dates they were filed (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such amending or superseding filing), (i) the Company SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Company SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC), and each presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and their results of operations and cash flows for the respective periods indicated therein, all in accordance with United States generally accepted accounting principles (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

               (c) Except for liabilities and obligations reflected on the June 30, 1998 consolidated balance sheet of the Company (including the notes thereto), liabilities and obligations disclosed in Company SEC Reports filed prior to the date of this Agreement and other liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 1998 and that would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

               (d) The Company has heretofore made available to Parent complete and correct copies of (i) all agreements, documents and other instruments not yet filed by the Company with the SEC but that are currently in effect and that the Company expects to file with the SEC after the date of this Agreement and
(ii) all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

               SECTION 3.08. Absence of Certain Changes or Events. Since June 30, 1998, except as specifically contemplated by this Agreement or as disclosed in any Company SEC Report filed prior to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

               (a) any changes, effects or circumstances, or any events involving a prospective change or effect, that would, individually or in the aggregate, constitute a Company Material Adverse Effect; provided, however, that, for purposes of this Section 3.08(a), the term "Company Material Adverse Effect" shall also be deemed not to include the adverse effect on the Company of any delay, reduction, cancellation or change in the terms of customer agreements resulting from the announcement of this

        Agreement and the transactions contemplated hereby or from actions required to be taken by the Company pursuant to the terms hereof;

               (b) any change by the Company in its accounting methods, principles or practices, except changes that were not material, individually or in the aggregate, and that were required by or permitted in accordance with GAAP;

               (c) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of the Company's securities;

               (d) any entry by the Company or any Company Subsidiary into any commitment or transaction material to the Company and the Company Subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice; or

               (e) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice.

               SECTION 3.09. Absence of Litigation. (a) There are no litigations, suits, claims, actions, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, by or before any court, arbitrator or Governmental Entity, domestic or foreign,
(i) except as would not, individually or in the aggregate, have a Company Material Adverse Effect or (ii) seeking, as of the date of this Agreement, to delay or prevent the consummation of the transactions contemplated by this Agreement.

               (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator.

               SECTION 3.10. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur liability under section 4069, 4212(c) or 4204 of ERISA (the "Company Benefit Plans"), the Company has made available to the Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) a complete copy of such Company Benefit Plan,
(iii) each trust agreement relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA and
(vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under section 401(a) of the Code.

               (b) Neither the Company nor any "Company ERISA Affiliate" (as defined below) presently maintains, sponsors or contributes to, nor within the past six years has ever maintained, sponsored or contributed to a plan that is subject to Title IV of ERISA. "Company ERISA Affiliate" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code. No Company Benefit Plan is a "multiemployer plan" (as such term is defined in section 3(37) of ERISA).

               (c) With respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law that would, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with applicable Laws and administrative or governmental rules and regulations and terms of all applicable collective bargaining agreements, including, but not limited to, ERISA and the Code, except where a violation of any such Law would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company Benefit Plans intended to be "qualified" within the meaning of Sections 401(a) or 401(k) of the Code has received a favorable determination letter as to such qualification from the IRS and each trust established in connection with any Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a favorable determination letter as to such exemption from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification or exception. All contributions or other amounts payable by the Company or any Company Subsidiary with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code. Each of the Company Benefit Plans is subject only to the laws of the United States or a political subdivision thereof.

               (d) Neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or threatened in writing causing, or reasonably likely to cause, any material interference with the business activities of the Company or any Company Subsidiary. Except as would not have a Company Material Adverse Effect, (i) none of the Company, any Company Subsidiary, or, to the Knowledge of the Company, their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the business of the Company or any Company Subsidiary, and (ii) there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state agency pending or threatened in writing.

               (e) The Company has made available to Parent prior to the date of this Agreement (i) copies of all employment agreements with officers of the Company and each Company Subsidiary; (ii) copies of all severance plans, agreements, programs and policies of the Company with or relating to its employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change of control provisions.

               (f) No Company Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Company Subsidiary for a period in excess of two years beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits or retirement benefits under any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Company Subsidiary or
(iv) the benefits the full cost of which is borne by the current or former employee (or his beneficiary).

               SECTION 3.11. Contracts and Commitments. (a) All contracts listed or that would be required to be listed as an exhibit to the Company's Annual Report on Form 10-K under the rules and regulations of the SEC relating to the business of the Company and the Company Subsidiaries and any contracts that would be required to be so listed but for the exception with respect to contracts made in the ordinary course of business (collectively, the "Company Material Contracts") are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms. To the Knowledge of the Company, no counterparty to any such Company Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default or other breach under the provisions of, such Company Material Contract, except for defaults or breaches which, individually or in the aggregate, would not have a Company Material Adverse Effect.

               (b) Neither the Company nor any Company Subsidiary nor any of their respective affiliates has entered into any agreement or arrangement (i) limiting or otherwise restricting the Company or any Company Subsidiary or any of their respective successors from engaging or competing in any line of business or in any geographic area or (ii) that would, after the Effective Time, limit or otherwise restrict Parent or any Parent Subsidiary from engaging or competing in any line of business or in any geographical area.

               SECTION 3.12. Accounting and Tax Matters. To the Knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from being accounted for under the pooling of interests accounting method or would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code. To the Knowledge of the Company, there are no agreements, plans or other circumstances that would prevent the Merger from qualifying under Section 368(a) of the Code.

               SECTION 3.13. Intellectual Property. "Intellectual Property" means (a) patents, patent applications and statutory invention registrations,
(b) trademarks, service marks, trade dress, logos, trade names, corporate names, and other source identifiers, and registrations and applications for registration thereof, (c) copyrightable works, copyrights, and registrations and applications for registration thereof, and (d) confidential and proprietary information, including trade secrets and know-how. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) to the Knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party, (b) with respect to each item of Intellectual Property owned by the Company and the Company Subsidiaries and material to the businesses of the Company and the Company Subsidiaries as currently conducted ("Company Owned Intellectual Property"), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Intellectual Property and is entitled to use such Intellectual Property in the continued operation of its respective business, (c) with respect to each item of Intellectual Property licensed to the Company or a Company Subsidiary that is material to the businesses of the Company and the Company

Subsidiaries as currently conducted ("Company Licensed Intellectual Property"), the Company or a Company Subsidiary has the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property, (d) to the Knowledge of the Company, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part, (e) to the Knowledge of the Company, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property, (f) to the Knowledge of the Company, each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, except to the extent that they have previously expired in accordance with their respective terms, and (g) to the Knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder.

               SECTION 3.14. Taxes. (a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (A) are not yet delinquent or (B) are being contested in good faith and have not been finally determined), (iii) as of the date of this Agreement, no deficiency for any Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries and (iv) the Company and each of the Company Subsidiaries have provided adequate reserves in accordance with generally accepted accounting principles in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

               (b) To the Knowledge of the Company, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon the Company or any of the Company Subsidiaries, nor has the Company or any of the Company Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Company Material Adverse Effect.

               (c) There are no Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Company Material Adverse Effect.

               (d) Neither the Company nor any of the Company Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Company Material Adverse Effect.

               (e) Except as set forth in the financial statements described in
Section 3.07, neither the Company nor any of the Company Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would be reasonably likely to have a Company Material Adverse Effect.

               SECTION 3.15. Affiliate Transactions. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, as of the date of this Agreement, there are no material contracts, commitments, agreements, arrangements, obligations, or other transactions between the Company or any of the Company Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of the Company Subsidiaries, (ii) record or beneficial owner of at least five percent of the voting securities of the Company or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

               SECTION 3.16. Insurance. The Company and the Company Subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, with such deductibles, and covering such risks, including fire and other risks insured against by extended coverage, as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company and the Company Subsidiaries, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of the Company and the Company Subsidiaries or any properties owned, occupied or controlled by the Company or any Company Subsidiary, in such amount as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company and the Company Subsidiaries.

               SECTION 3.17. Year 2000 Compliance. (a) The Company hereby represents and warrants that it has adopted a written plan that it believes will cause the Company Systems (as defined below) to be Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "Company Year 2000 Plan") in all material respects. The Company has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the Company Year 2000 Plan with respect to the Company Systems. Notwithstanding anything in this
Section 3.17 to the contrary, the Company does not represent or warrant that the Company Systems (or any other operations, systems, equipment or software of the Company or the Company Subsidiaries or any of their respective affiliates) are or will be Year 2000 Compliant after, at or prior to the Effective Time, regardless of whether the Company Year 2000 Plan has or has not been implemented or complied with.

               (b) For purposes of this Section 3.17, (i) "Company Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and the Company Subsidiaries, and/or material to or necessary for the Company and the Company Subsidiaries to carry on their businesses as currently conducted; and (ii) "Year 2000 Compliant" means that the Company Systems will (A) manage, accept, process, store and output data involving 4-digit year dates and (B) accurately process date data from, into and between the 20th and 21st centuries and the years 1999 and 2000 and leap year calculation.

               SECTION 3.18. Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the approval of this Agreement.

               SECTION 3.19. State Takeover Statutes. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby (including the Company Option Agreement), and neither the provisions of Chapter 110C, 110D, or 100F of the Massachusetts General Laws nor any other antitakeover or similar statute or regulation applies to the transactions contemplated by this Agreement or the Company Option Agreement.

               SECTION 3.20. Opinion of Financial Advisor. The Company has received the opinion of Hambrecht & Quist, LLC dated April 28, 1999 that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company.

               SECTION 3.21. Brokers. No broker, finder or investment banker (other than Hambrecht & Quist, LLC and Chestnut Partners, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent a complete and correct copy of all agreements between the Company and each of Hambrecht & Quist, LLC and Chestnut Partners, Inc. pursuant to which the respective firms would be entitled to any payment relating to the Merger or any other transactions.


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

               Except as set forth in the Disclosure Letter of even date herewith delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Letter") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

               SECTION 4.01. Organization and Qualification; Subsidiaries. (a) Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect (as defined below), Parent has all corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, each subsidiary of Parent (collectively, the "Parent Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and the Parent Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have, individually or in the aggregate, a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities (including, without limitation, contingent liabilities), financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole, but shall not include (i) any change in the market price or trading volume of Parent Common Stock, (ii) any adverse effect due to attrition, after the date of this Agreement, of Parent's employees, and (iii) any adverse effect due to changes, after the date of this Agreement, in conditions affecting (A) the contract research and medical marketing services market in general, (B) the U.S. economy as a whole or (C) the European Community as a whole.

               (b) A true and complete list of all the Parent Subsidiaries, together with the jurisdiction of incorporation of each Parent Subsidiary and the percentage of the outstanding capital stock of each Parent Subsidiary owned by Parent and each other Parent Subsidiary, is set forth in Section 4.01(b) of the Parent Disclosure Letter. Except for the Parent Subsidiaries, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

               SECTION 4.02. Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company complete and correct copies of the Parent Charter and the Parent By-Laws (as defined below) and of the Certificate of Incorporation and the By-Laws of Merger Sub, each as amended to the date of this Agreement. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither Parent nor any Parent Subsidiary is in violation of any provision of its Certificate of Incorporation, By-Laws or equivalent organizational documents.

               SECTION 4.03. Capitalization. (a) The authorized capital stock of Parent consists of (i) 140,000,000 shares of Parent Common Stock and (ii) 10,000,000 shares of preferred stock, par value $1.00 per share (the "Parent Preferred Stock"). As of the date of this Agreement, (A) 58,670,765 shares of the Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (B) no shares of Parent Common Stock are held in the treasury of Parent or by Parent Subsidiaries, and (C) 7,178,839 shares are reserved for future issuance pursuant to stock options or restricted share grants ("Parent Stock Options") under the Parent Stock Option Plans (as defined below) (with respect to which options to acquire 5,177,275 shares of Parent Common Stock are outstanding. As of the date of this Agreement, no shares of Parent Preferred Stock were issued and outstanding and 1,000,000 shares of Parent Preferred Stock have been designated as Series A Junior Participating Preferred Stock and reserved for issuance pursuant to the Parent Rights Plan (as defined in Section 2.07). Except for the Parent Option Agreement and Parent Stock Options, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary, other than a Parent Subsidiary that is wholly owned by Parent and other Parent Subsidiaries, or any other Person. "Parent Stock Option Plans" means the Plans listed in Schedule 4.03(I)(A) of the Parent Disclosure Letter.

               (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and all of which are owned by Parent.

               (c) The shares of Parent Common Stock to be issued in the Merger pursuant to Section 2.01(a) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Parent Charter or Amended and Restated By-Laws of Parent (the "Parent By-Laws") or any agreement to which the Parent is a party or is bound.

               SECTION 4.04. Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to the terms and conditions of this Agreement and obtaining the necessary approvals of Parent's stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement other than: (a) the filing and recordation of appropriate merger documents as required by the MBCL; (b) the approval of the issuance of shares of Parent Common Stock pursuant to the Merger by the holders of a majority of the votes cast at the Parent Stockholders' Meeting (as defined in Section 6.01) as required by the rules of the NYSE; (c) the approval of the Parent Proposals by the requisite votes of the holders of Parent Common Stock at the Parent Stockholders' Meeting; and (d) the filing and recordation of the Parent Charter Amendment, as required by the Delaware General Corporation Law (the "DGCL") and subject to the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

               SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate the Parent Charter or the Parent By-Laws or any equivalent organizational documents of Merger Sub or any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that would not prevent or materially delay consummation of the Merger or otherwise prevent Parent and Merger Sub from performing their obligations under this Agreement, and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

               (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the Securities Act, the NYSE, state takeover Laws, the HSR Act, filings or approvals required under the competition laws of foreign jurisdictions, the filing and recordation of appropriate merger documents as required by the MBCL, the filing and recordation of the Parent Charter Amendment as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent and Merger Sub from performing their obligations under this Agreement, and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

               SECTION 4.06. Permits; Compliance. (a) Parent and the Parent Subsidiaries are in possession of all Permits that are material to the operation of the business of Parent and the Parent Subsidiaries, taken as a whole, as they are operated on the date hereof (and, for purposes of Section 7.03(a), as they are operated as of the Closing Date) (collectively, the "Parent Permits"). No suspension or cancellation of any Parent Permit is pending or, to the Knowledge of Parent, threatened, except with respect to Parent Permits the suspension or cancellation of which would not, individually or in the aggregate, have a Parent Material Adverse Effect. Since July 1, 1998, neither Parent nor any Parent Subsidiary has (i) been denied or failed to receive any Permit that it had sought that would, if currently possessed by Parent or a Parent Subsidiary, be reasonably likely to be material to the operation of the business of the Parent and the Parent Subsidiaries, taken as a whole, as they are operated on the date hereof (and, for purposes of Section 7.03(a), as they are operated as of the Closing Date), or (ii) had any Permit suspended or canceled that would, if currently possessed by Parent or a Parent Subsidiary, be reasonably likely to be material to the operation of the business of Parent and the Parent Subsidiaries, taken as a whole, as they are operated on the date hereof (and, for purposes of Section 7.03(a), as they are operated as of the Closing Date).

               (b) Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary is in conflict with, or has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of: (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected; (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary or any property or asset of Parent or any Parent Subsidiary is bound or affected; or (iii) any Parent Permit.

               (c) Except as would not have a Parent Material Adverse Effect, since July 1, 1996, there have been no written notices, citations or decisions by any governmental or regulatory body that any product or service produced, provided, manufactured or marketed at any time by Parent or any Parent Subsidiaries (the "Parent Products and Services") is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body. Except as would not have a Parent Material Adverse Effect, Parent and the Parent Subsidiaries have complied in all material respects with the Laws applicable to Parent and the Parent Subsidiaries with respect to the Parent Products and Services.

               SECTION 4.07. SEC Filings; Financial Statements; Absence of Liabilities. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1997 (collectively, the "Parent SEC Reports"). As of the respective dates they were filed (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such amending or superseding filing), (i) the Parent SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is required to file any form, report or other document with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Parent SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC), and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and their results of operations and cash flows for the respective periods indicated therein, all in accordance with United States generally accepted accounting principles (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

               (c) Except for liabilities and obligations reflected on the December 31, 1998 consolidated balance sheet of Parent (including the notes thereto), liabilities and obligations disclosed in Parent SEC Reports filed prior to the date of this Agreement and other liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998 and that would not, individually or in the aggregate, have a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

               (d) Parent has heretofore made available to the Company complete and correct copies of (i) all agreements, documents and other instruments not yet filed by Parent with the SEC but that are currently in effect and that Parent expects to file with the SEC after the date of this Agreement and (ii) all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect.

               SECTION 4.08. Absence of Certain Changes or Events. Since December 31, 1998, except as specifically contemplated by this Agreement or as disclosed in any Parent SEC Report filed prior to the date of this Agreement, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

               (a) any changes, effects or circumstances, or any events involving a prospective change or effect, that would, individually or in the aggregate, constitute a Parent Material Adverse Effect; provided, however, that, for purposes of this Section 4.08(a), the term "Parent Material Adverse Effect" shall also be deemed not to include the adverse effect on Parent of any delay, reduction, cancellation or change in the terms of customer agreements resulting from the announcement of this Agreement and the transactions contemplated hereby or from actions required to be taken by Parent pursuant to the terms hereof;

               (b) any change by Parent in its accounting methods, principles or practices, except changes that were not material, individually or in the aggregate, and that were required by or permitted in accordance with GAAP;

               (c) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Parent Common Stock or any redemption, purchase or other acquisition of any of Parent's securities;

               (d) any entry by Parent or any Parent Subsidiary into any commitment or transaction material to Parent and the Parent Subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice; or

               (e) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Parent or any Parent Subsidiary, except in the ordinary course of business consistent with past practice.

               SECTION 4.09. Absence of Litigation. (a) There are no litigations, suits, claims, actions, proceedings or investigations pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary, or any property or asset of Parent or any Parent Subsidiary, by or before any court, arbitrator or Governmental Entity, domestic or foreign, (i) except as would not, individually or in the aggregate, have a Parent Material Adverse Effect or (ii) seeking, as of the date of this Agreement, to delay or prevent the consummation of the transactions contemplated by this Agreement.

               (b) Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary nor any property or asset of Parent or any Parent Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Parent, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator.

               SECTION 4.10. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of ERISA, maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur liability under section 4069, 4212(c) or 4204 of ERISA (the "Parent Benefit Plans"), Parent has made available to the Company a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) a complete copy of such Parent Benefit Plan, (iii) each trust agreement relating to such Parent Benefit Plan, (iv) the most recent summary plan description for each Parent Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Parent Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Parent Benefit Plan qualified under section 401(a) of the Code.

               (b) Neither the Parent nor any "Parent ERISA Affiliate" (as defined below) presently maintains, sponsors or contributes to, nor within the past six years has ever maintained, sponsored or contributed to a plan that is subject to Title IV of ERISA. "Parent ERISA Affiliate" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Parent within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Parent under Section 414(o) of the Code. No Parent Benefit Plan is a "multiemployer plan" (as such term is defined in section 3(37) of ERISA).

               (c) With respect to the Parent Benefit Plans, no event has occurred and, to the Knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law that would, individually or in the aggregate, have a Parent Material Adverse Effect. Each of the Parent Benefit Plans has been operated and administered in all material respects in accordance with all applicable Laws and administrative or governmental rules and regulations and terms of all applicable collective bargaining agreements, including, but not limited to, ERISA and the Code, except where a violation of any such Law, rule or regulation would not, individually or in the aggregate, have a Parent Material Adverse Effect. Each of the Parent Benefit Plans intended to be "qualified" within the meaning of Sections 401(a) or 401(k) of the Code has received a favorable determination letter as to such qualification from the IRS and each trust established in connection with any Parent Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a favorable determination letter as to such exemption from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification or exception. All contributions or other amounts payable by the Parent or any Parent Subsidiary with respect to each Parent Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and
Section 412 of the Code. Each of the Parent Benefit Plans is subject only to the laws of the United States or a political subdivision thereof.

               (d) Neither Parent nor any Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any Parent Subsidiary and no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or threatened in writing causing, or reasonably likely to cause, any material interference with the business activities of Parent or any Parent Subsidiary. Except as would not have a Parent Material Adverse Effect, (i) none of Parent, any Parent Subsidiary, or, to the Knowledge of Parent, their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the business of Parent or any Parent Subsidiary, and (ii) there is no charge or complaint against Parent or any Parent Subsidiary by the National Labor Relations Board or any comparable state agency pending or threatened in writing.

               (e) Parent has made available to the Company prior to the date of this Agreement (i) copies of all employment agreements with officers of Parent,
(ii) copies of all severance plans, agreements, programs and policies of Parent with or relating to its employees; and (iii) copies of all plans, programs, agreements and other arrangements of Parent with or relating to its employees which contain change of control provisions.

               (f) No Parent Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Parent or any Parent Subsidiary for a period in excess of two years beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits or retirement benefits under any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Company Subsidiary, (iv) the benefits the full cost of which is borne by the current or former employee (or his beneficiary) or (v) the benefits available under the Covance Inc. Welfare Plan.

               SECTION 4.11. Contracts and Commitments. (a) All contracts listed or that would be required to be listed as an exhibit to Parent's Annual Report on Form 10-K under the rules and regulations of the SEC relating to the business of Parent and Parent Subsidiaries and any contracts that would be required to be so listed but for the exception with respect to contracts made in the ordinary course of business (collectively, the "Parent Material Contracts") are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms. To the Knowledge of Parent, no counterparty to any such Parent Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default or other breach under the provisions of, such Parent Material Contract, except for defaults or breaches which, individually or in the aggregate, would not have a Parent Material Adverse Effect.

               (b) Neither Parent nor any Parent Subsidiary nor any of their respective affiliates has entered into any agreement or arrangement (i) limiting or otherwise restricting Parent or any Parent Subsidiary or any of their respective successors from engaging or competing in any line of business or in any geographic area or (ii) that would, after the Effective Time, limit or otherwise restrict the Company or any Company Subsidiary from engaging or competing in any line of business or in any geographical area.

               SECTION 4.12. Accounting and Tax Matters. To the Knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from being accounted for under the pooling of interests accounting method or would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code. To the Knowledge of Parent, there are no agreements, plans or other circumstances that would prevent the Merger from qualifying under Section 368(a) of the Code.

               SECTION 4.13. Intellectual Property. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, (a) to the Knowledge of Parent, the conduct of the business of Parent and the Parent Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to Parent that the conduct of the business of Parent and the Parent Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party, (b) with respect to each item of Intellectual Property owned by Parent and the Parent Subsidiaries and material to the businesses of Parent and the Parent Subsidiaries as currently conducted ("Parent Owned Intellectual Property"), Parent or a Parent Subsidiary is the owner of the entire right, title and interest in and to such Intellectual Property and is entitled to use such Intellectual Property in the continued operation of its respective business, (c) with respect to each item of Intellectual Property licensed to Parent or a Parent Subsidiary that is material to the businesses of Parent and the Parent Subsidiaries as currently conducted ("Parent Licensed Intellectual Property"), Parent or a Parent Subsidiary has the right to use such Parent Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Parent Licensed Intellectual Property, (d) to the Knowledge of Parent, the Parent Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part, (e) to the Knowledge of Parent, no person is engaging in any activity that infringes upon the Parent Owned Intellectual Property, (f) to the Knowledge of Parent, each license of the Parent Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, except to the extent that they have previously expired in accordance with their respective terms, and (g) to the Knowledge of Parent, no party to any license of the Licensed Intellectual Property is in breach thereof or default thereunder.

               SECTION 4.14. Taxes. (a) Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, (i) Parent and each of the Parent Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent and the Parent Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Parent or any of the Parent Subsidiaries and (iv) Parent and each of the Parent Subsidiaries have provided adequate reserves in accordance with generally accepted accounting principles in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

               (b) To the Knowledge of Parent, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon Parent or any of the Parent Subsidiaries, nor has Parent or any of the Parent Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Parent Material Adverse Effect.

               (c) There are no Tax liens upon any property or assets of Parent or any of the Parent Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Parent Material Adverse Effect.

               (d) Neither Parent nor any of the Parent Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Parent or any of the Parent Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Parent Material Adverse Effect.

               (e) Except as set forth in the financial statements described in
Section 3.07, neither Parent nor any of the Parent Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would be reasonably likely to have a Parent Material Adverse Effect.

               SECTION 4.15. Affiliate Transactions. Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, as of the date of this Agreement, there are no material contracts, commitments, agreements, arrangements, obligations, or other transactions between Parent or any of the Parent Subsidiaries, on the one hand, and any (i) officer or director of Parent or any of the Parent Subsidiaries, (ii) record or beneficial owner of at least five percent of the voting securities of Parent or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

               SECTION 4.16. Insurance. Parent and the Parent Subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, with such deductibles, and covering such risks, including fire and other risks insured against by extended coverage, as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of Parent and the Parent Subsidiaries, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of Parent and the Parent Subsidiaries or any properties owned, occupied or controlled by Parent or any Parent Subsidiary, in such amount as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of Parent and the Parent Subsidiaries.

               SECTION 4.17. Year 2000 Compliance. (a) Parent hereby represents and warrants that it has adopted a written plan that it believes will cause the Parent Systems (as defined below) to be Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "Parent Year 2000 Plan") in all material respects. Parent has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the Parent Year 2000 Plan with respect to the Parent Systems. Notwithstanding anything in this Section 4.17 to the contrary, Parent does not represent or warrant that the Parent Systems (or any other operations, systems, equipment or software of Parent or the Parent Subsidiaries or any of their respective affiliates) are or will be Year 2000 Compliant after, at or prior to the Effective Time, regardless of whether the Parent Year 2000 Plan has or has not been implemented or complied with.

               (b) For purposes of this Section 4.17, (i) "Parent Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Parent and the Parent Subsidiaries, and/or material to or necessary for Parent and the

Parent Subsidiaries to carry on their businesses as currently conducted; and
(ii) "Year 2000 Compliant" means that the Parent Systems will (A) manage, accept, process, store and output data involving 4-digit year dates and (B) accurately process date data from, into and between the 20th and 21st centuries and the years 1999 and 2000 and leap year calculation.

               SECTION 4.18. Vote Required. The affirmative vote of a majority of the shares of Parent Common Stock present in person or represented by proxy at the Parent Stockholders' Meeting (as defined below) is required to approve the issuance of shares of Parent Common Stock by Parent pursuant to the Merger. The affirmative vote of a majority of the outstanding shares of Parent Common Stock is required to approve the Parent Charter Amendment. No other vote of the stockholders of Parent is required by Law, the Parent Charter, the Parent By-Laws or otherwise in order for Parent and Merger Sub to consummate the Merger and the transactions contemplated hereby.

               SECTION 4.19. Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

               SECTION 4.20. Opinion of Financial Advisor. Parent has received the opinion of Lazard Freres & Co. LLC dated April 28, 1999 that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Parent.

               SECTION 4.21. Brokers. No broker, finder or investment banker (other than Lazard Freres & Co. LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. Parent has heretofore made available to the Company a complete and correct copy of all agreements between Parent and Lazard Freres & Co. LLC pursuant to which such firm would be entitled to any payment relating to the Merger or any other transactions.


                                    ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

               SECTION 5.01. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as specifically contemplated by any other provision of this Agreement, unless Parent shall otherwise agree in writing (such agreement not to be unreasonably withheld):

               (a) the Company and the Company Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees, customers, suppliers and others having business dealings with them; provided, however, that no action by the Company or any Company Subsidiary with respect to matters specifically addressed by any other provision of this Section 5.01 shall be deemed a breach of this Section 5.01(a) unless such action would constitute a breach of one or more of such other provisions;

               (b) neither the Company nor any Company Subsidiary shall amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

               (c) neither the Company nor any Company Subsidiary shall issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of the Company or any Company Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, except for (i) the issuance of a maximum of 2,376,138 shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof or pursuant to the Purchase Plan in accordance with the respective terms thereof and (ii) the issuance, in the ordinary course of business and consistent with past practice, of Company Stock Options to purchase a maximum of 500,000 shares of Company Common Stock pursuant to Company Stock Option Plans in effect on the date of this Agreement and the shares of Company Common Stock issuable pursuant to such Company Stock Options, in accordance with the terms of the Company Stock Option Plans and (iii) issuances by a direct or indirect wholly owned subsidiary of the Company of capital stock to such subsidiary's parent;

               (d) neither the Company nor any Company Subsidiary shall declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends by a direct or indirect wholly owned subsidiary of the Company to such subsidiary's parent;

               (e) neither the Company nor any Company Subsidiary shall reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except for any such transaction by a wholly owned subsidiary of the Company that remains a wholly owned subsidiary of the Company after the consummation of such transaction;

               (f) neither the Company nor any Company Subsidiary shall: (i) acquire or dispose of (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than (A) pursuant to the definitive agreements listed in Section 5.01(f) of the Company Disclosure Letter, (B) the acquisition or disposition of assets in the ordinary course of business consistent with past practice not in connection with acquiring a business, (C) other such acquisitions involving the payment solely of cash consideration, such cash consideration not to exceed $25,000,000 in the aggregate, and (D) other such dispositions involving the receipt solely of cash consideration, such cash consideration not to exceed $2,000,000 in the aggregate; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice and (B) indebtedness of the Company to a direct or indirect wholly owned Company Subsidiary or indebtedness of a direct or indirect wholly owned Company Subsidiary to the Company or another direct or indirect wholly owned Company Subsidiary; (iii) authorize any capital expenditure, other than capital expenditures, for the Company and the Company Subsidiaries as a whole, in an aggregate amount not exceeding $15,000,000; or (iv) pledge or encumber assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

               (g) neither the Company nor any Company Subsidiary shall change its method of accounting in effect at June 30, 1998, except as required by changes in GAAP or the accounting rules and regulations of the SEC;

               (h) neither the Company nor any Company Subsidiary shall make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability;

               (i) neither the Company nor any Company Subsidiary shall take any action that would result in (i) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations or warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 6.04, any of the conditions to the Merger set forth in Article VII not being satisfied; and

               (j) neither the Company nor any Company Subsidiary shall authorize or enter into any agreement to do anything prohibited by Sections 5.01(b) through (i).

               SECTION 5.02. Conduct of Business by Parent Pending the Merger. Parent agrees that, between the date of this Agreement and the Effective Time, except as specifically contemplated by any other provision of this Agreement, unless the Company shall otherwise agree in writing (such agreement not to be unreasonably withheld):

               (a) Parent and the Parent Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees, customers, suppliers and others having business dealings with them; provided, however, that no action by Parent or any Parent Subsidiary with respect to matters specifically addressed by any other provision of this Section 5.02 shall be deemed a breach of this Section 5.02(a) unless such action would constitute a breach of one or more of such other provisions;

               (b) neither Parent nor any Parent Subsidiary shall amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

               (c) neither Parent nor any Parent Subsidiary shall issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of Parent or any Parent Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary, except for (i) the issuance of a maximum of 5,177,275 shares of Parent Common Stock issuable pursuant to Parent Stock Options outstanding on the date hereof in accordance with the terms thereof,
        (ii) the issuance, in the ordinary course of business and consistent with past practice, of Parent Stock Options to purchase a maximum of 500,000 shares of Parent Common Stock pursuant to Parent Stock Option Plans in effect on the date of this Agreement and the shares of Parent Common Stock issuable pursuant to such Parent Stock Options, in accordance with the terms of the Parent Stock Option Plans, (iii) issuances for Parent's Stock Purchase Savings Plan, (iv) issuances for Parent's Employee Stock Purchase Plan and (v) issuances by a direct or indirect wholly owned subsidiary of Parent of capital stock to such subsidiary's parent;

               (d) neither Parent nor any Parent Subsidiary shall declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends by a direct or indirect wholly owned subsidiary of Parent to such subsidiary's parent;

               (e) neither Parent nor any Parent Subsidiary shall reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except for (i) any such transaction by a wholly owned subsidiary of Parent that remains a wholly owned subsidiary of Parent after the consummation of such transaction and (ii) ordinary course purchases for use in connection with Parent's Stock Purchase Savings Plan;

               (f) neither Parent nor any Parent Subsidiary shall (i) acquire or dispose of (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than (A) pursuant to the definitive agreements listed in Section 5.02(f) of the Parent Disclosure Letter,
        (B) the acquisition or disposition of assets in the ordinary course of business consistent with past practice not in connection with acquiring a business, (C) other such acquisitions involving the payment solely of cash consideration, such cash consideration not to exceed $50,000,000 in the aggregate, and (D) other such dispositions involving the receipt solely of cash consideration, such cash consideration not to exceed $10,000,000 in the aggregate, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice and (B) indebtedness of Parent to a direct or indirect wholly owned Parent Subsidiary or indebtedness of a direct or indirect wholly owned Parent Subsidiary to Parent or another direct or indirect wholly owned Parent Subsidiary; (iii) authorize any capital expenditure, other than capital expenditures, for Parent and the Parent Subsidiaries as a whole, in an aggregate amount not exceeding the sum of (A) $95,000,000, the amount budgeted by Parent for 1999, and (B) $10,000,000; or (iv) pledge or encumber assets of Parent or any Parent Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

               (g) neither Parent nor any Parent Subsidiary shall change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP or the accounting rules and regulations of the SEC;

               (h) neither Parent nor any Parent Subsidiary shall take any action that would result in (i) any of the representations or warranties of Parent set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations or warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 6.04, any of the conditions to the Merger set forth in Article VII not being satisfied; and

               (i) neither Parent nor any Parent Subsidiary shall authorize or enter into any agreement to do anything prohibited by Sections 5.02(b) through (h).

               SECTION 5.03. Notification of Certain Matters. (a) The Company shall give prompt notice to Parent of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause
(x) any representation or warranty of the Company contained in this Agreement that is qualified as to materiality to be untrue or inaccurate or any such representation or warranty that is not so qualified to be untrue or inaccurate in any material respect or (y) the Company to be unable to comply in any material respect with any of its covenants or agreements contained in this Agreement or (z) any condition to the obligations of Parent to consummate the transactions contemplated by this Agreement becoming incapable of being satisfied and (ii) any failure of the Company to comply with any covenant or agreement to be complied with by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.03(a) shall not limit or otherwise affect the remedies available to Parent under this Agreement.

        (b) Parent shall give prompt notice to the Company of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty of Parent or Merger Sub contained in this Agreement that is qualified as to materiality to be untrue or inaccurate or any such representation or warranty that is not so qualified to be untrue or inaccurate in any material respect or (y) Parent or Merger Sub to be unable to comply in any material respect with any of its covenants or agreements contained in this Agreement or (z) any condition to the obligations of the Company to consummate the transactions contemplated by this Agreement becoming incapable of being satisfied and (ii) any failure of Parent or Merger Sub to comply with any covenant or agreement to be complied with by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.03(b) shall not limit or otherwise affect the remedies available to the Company under this Agreement.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

               SECTION 6.01. Registration Statement; Joint Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meetings of the

Company's stockholders (the "Company Stockholders' Meeting") and Parent's stockholders (the "Parent Stockholders' Meeting" and, together with the Company Stockholders' Meeting, the "Stockholders' Meetings") to be held to consider approval of this Agreement and the issuance of shares of Parent Common Stock pursuant to the terms of the Merger and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Parent and the Company each shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Proxy Statement to its stockholders.

               (b) (i) The Proxy Statement shall include the recommendation of the Board of Directors of the Company to the holders of Company Common Stock in favor of approval of this Agreement; provided, however, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Board of Directors of the Company determines in good faith after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel) that the failure to so withdraw, modify or change its recommendation could reasonably be deemed to cause the Board of Directors of the Company to breach its fiduciary duties to the holders of Company Common Stock under applicable Law and, notwithstanding anything to the contrary contained in this Agreement, such a withdrawal, modification or change in such recommendation shall not constitute a breach of this Agreement by the Company.

               (ii) The Proxy Statement shall include the recommendation of the Board of Directors of Parent to the holders of Parent Common Stock in favor of approval of the Parent Proposals; provided, however, that the Board of Directors of Parent may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Board of Directors of Parent determines in good faith after consultation with independent legal counsel (who may be Parent's regularly engaged independent legal counsel) that the failure to so withdraw, modify or change its recommendation could reasonably be deemed to cause the Board of Directors of Parent to breach its fiduciary duties to the holders of Parent Common Stock under applicable Law and, notwithstanding anything to the contrary contained in this Agreement, such a withdrawal, modification or change in such recommendation shall not constitute a breach of this Agreement by Parent.

               (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld or delayed). Parent and the Company shall each advise the other, promptly after the receipt of notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

               (d) The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Parent and the Company, (iii) the time of each of the Stockholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

               (e) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and Parent, (iii) the time of each of the Stockholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

               SECTION 6.02. Stockholders' Meetings. The Company shall call and hold the Company Stockholders' Meeting, and Parent shall call and hold the Parent Stockholders' Meeting, as promptly as practicable for the purpose of voting upon the approval of this Agreement and the approval of the Parent Proposals, as the case may be, and Parent and the Company shall use their reasonable best efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. Parent shall use its reasonable best efforts to solicit from holders of Parent Common Stock proxies in favor of approval of the Parent Proposals, and shall take all other action necessary or advisable to secure the vote or consent of holders of Parent Common Stock required by the rules of the NYSE or the DGCL to obtain approval of the Parent Proposals, except to the extent that the Board of Directors of Parent determines in good faith after consultation with independent legal counsel (who may be Parent's regularly engaged independent legal counsel) that doing so could reasonably be deemed to cause the Board of Directors of Parent to breach its fiduciary duties to the holders of Parent Common Stock under applicable Law and, notwithstanding anything to the contrary contained in this Agreement, any such failure to solicit proxies or take other solicitation action under this sentence to secure the vote or consent of holders of Parent Common Stock shall not constitute a breach of this Agreement by Parent or Merger Sub. The Company shall use its reasonable best efforts to solicit from holders of Company Common Stock proxies in favor of approval of this Agreement, and shall take all other action necessary or advisable to secure the vote or consent of holders of Company Common Stock required by the rules of the NASD or the MBCL to obtain approval of this Agreement, except to the extent that the Board of Directors of the Company determines in good faith after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel) that doing so could reasonably be deemed to cause the Board of Directors of the Company to breach its fiduciary duties to the holders of Company Common Stock under applicable Law and, notwithstanding anything to the contrary contained in this Agreement, any such failure to solicit proxies or take other solicitation action under this sentence to secure the vote or consent of holders of Company Common Stock shall not constitute a breach of this Agreement by the Company.

               SECTION 6.03. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request.

               (b) With respect to information that is made available by one party to another pursuant to Section 6.03(a) or pursuant to any other provision of this Agreement, the receiving party shall comply with, and shall cause its Representatives to comply with, the provisions relating to confidentiality contained in the Confidentiality Agreement dated March 30, 1999 (the "Confidentiality Agreement") between the Company and Parent.

               (c) No investigation by either the Company or Parent and Merger Sub shall affect the representations and warranties of the other.

               SECTION 6.04. No Solicitation of Transactions. (a) The Company agrees that, from and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, neither it nor any Company Subsidiary shall, and that it shall cause its and each Company Subsidiary's Representatives not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal, or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 20% or more of the equity securities of, the Company or any Company Subsidiary (any such proposal or offer being hereinafter referred to as a "Company Acquisition Proposal"). The Company further agrees that neither it nor any Company Subsidiaries shall, and that it shall cause its and each Company Subsidiary's Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data relating to the Company or any Company Subsidiary to any Person relating to a Company Acquisition Proposal or engage in any negotiations concerning a Company Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a Company Acquisition Proposal or accept a Company Acquisition Proposal; provided, however, that nothing contained in this Section 6.04(a) shall prevent the Company or the Company Board from (i) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal; (ii) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited written Company Acquisition Proposal by any such Person; or (iii) recommending such an unsolicited written Company Acquisition Proposal to the holders of Company Common Stock if, in any such case as is referred to in clause (ii) or (iii), (A) the Company Board concludes in good faith (after consultation with its financial advisors) that such Company Acquisition Proposal would, if consummated, result in a transaction more favorable to holders of Company

Common Stock than the transaction contemplated by this Agreement (any such more favorable Company Acquisition Proposal being referred to in this Agreement as a "Company Superior Proposal"), (B) the Company Board determines in good faith after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel) that such action could reasonably be deemed to be necessary for it to act in a manner consistent with its fiduciary duties under applicable Law, (C) prior to providing any information or data regarding the Company or any Company Subsidiary to any Person or any of such Person's Representatives in connection with a Company Superior Proposal by such Person, the Company receives from such Person an executed confidentiality agreement on terms at least as restrictive on such Person as those contained in the Confidentiality Agreement and (D) prior to providing any information or data to any Person or any of such Person's Representatives or entering into discussions or negotiations with any Person or any of such Person's Representatives in connection with a Company Superior Proposal by such Person, the Company notifies Parent promptly of the receipt of such Company Superior Proposal indicating, in connection with such notice, the name of such Person and attaching a copy of the proposal or offer or providing a complete written summary thereof. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Acquisition Proposal. The Company agrees that it shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company agrees that it will take the necessary steps to promptly inform each Company Subsidiary and each Representative of the Company or any Company Subsidiary of the obligations undertaken in this Section 6.04(a).

               (b) Parent agrees that, from and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, neither it nor any Parent Subsidiary shall, and that it shall cause its and each Parent Subsidiary's Representatives not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal, or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 20% or more of the equity securities of, Parent or any Parent Subsidiary that, in any such case, could reasonably be expected to interfere with the completion of the Merger or the other transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Parent Acquisition Proposal"). Parent further agrees that neither it nor any Parent Subsidiaries shall, and that it shall cause its and each Parent Subsidiary's Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data relating to Parent or any Parent Subsidiary to any Person relating to a Parent Acquisition Proposal or engage in any negotiations concerning a Parent Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a Parent Acquisition Proposal or accept a Parent Acquisition Proposal; provided, however, that nothing contained in this Section 6.04(b) shall prevent Parent or the Parent Board from (i) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Parent Acquisition Proposal; (ii) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited written Parent Acquisition Proposal by any such Person; or (iii) recommending such an unsolicited written Parent Acquisition Proposal to the holders of Parent Common Stock if, in any such case as is referred to in clause (ii) or (iii), (A) the Parent Board concludes in good faith (after consultation with its financial advisors) that such Parent Acquisition Proposal would, if consummated, result in a transaction more favorable to holders of Parent Common Stock than the transaction contemplated by this Agreement (any such more favorable Parent Acquisition Proposal being referred to in this Agreement as a "Parent Superior Proposal"), (B) the Parent Board determines in good faith after consultation with independent legal counsel (who may be Parent's regularly engaged independent legal counsel) that such action could reasonably be deemed to be necessary for it to act in a manner consistent with its fiduciary duties under applicable Law, (C) prior to providing any information or data regarding Parent or any Parent Subsidiary to any Person or any of such Person's Representatives in connection with a Parent Superior Proposal by such Person, Parent receives from such Person an executed confidentiality agreement on terms at least as restrictive on such Person as those contained in the Confidentiality Agreement and (D) prior to providing any information or data to any Person or any of such Person's Representatives or entering into discussions or negotiations with any Person or any of such Person's Representatives in connection with a Parent Superior Proposal by such Person, Parent notifies the Company promptly of the receipt of such Parent Superior Proposal indicating, in connection with such notice, the name of such Person and attaching a copy of the proposal or offer or providing a complete written summary thereof. Parent agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Parent Acquisition Proposal. Parent agrees that it shall keep the Company informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Parent agrees that it will take the necessary steps to promptly inform each Parent Subsidiary and each Representative of Parent or any Parent Subsidiary of the obligations undertaken in this Section 6.04(b).

               SECTION 6.05. Directors' and Officers' Indemnification and Insurance. (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company and each person who served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties"), to the fullest extent permitted under applicable Law, against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee or fiduciary, including, without limitation, the transactions contemplated by this Agreement (and shall also advance, or cause to be advanced, expenses as incurred to the fullest extent permitted under applicable Law). Parent and Merger Sub agree that all rights to indemnification existing in favor of the Indemnified Parties as provided in the Company's Articles of Organization and By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

               (b) Without limiting or expanding the foregoing, in the event any claim, action, suit, proceeding or investigation (a "Claim") that is subject to
Section 6.05(a) is brought against any Indemnified Party at or after the Effective Time, (i) the Indemnified Parties may retain counsel satisfactory to them and reasonably satisfactory to Parent and the Surviving Corporation, (ii) Parent and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) Parent and the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Parent nor the Surviving Corporation shall be liable for any settlement of any Claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.05, upon learning of any such Claim, shall notify Parent (but the failure so to notify Parent shall not relieve Parent and the Surviving Corporation from any liability that either may have under this
Section 6.05 except to the extent such failure materially prejudices them). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless, under applicable standards of professional conduct, there is or would reasonably be expected to be a conflict on any significant issue between the positions of any two or more Indemnified Parties.

               (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time.

               SECTION 6.06. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

               SECTION 6.07. Affiliates. (a) No later than 30 days after the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those Persons who were, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or applicable SEC accounting releases with respect to pooling-of-interests accounting treatment (each such Person being an "Affiliate")) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate letter in the form attached hereto as
Exhibit 6.07(a), executed by each of the Affiliates of the Company identified in the foregoing list and any Person who shall, to the Knowledge of the Company, have become an Affiliate of the Company subsequent to the delivery of such list.

               (b) No later than 30 days after the date of this Agreement, Parent shall deliver to the Company a list of names and addresses of those Persons who were, in Parent's reasonable judgment, on such date, Affiliates of Parent. Parent shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Parent shall use its reasonable best efforts to deliver or cause to be delivered to the Company, prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 6.07(b), executed by each of the Affiliates of Parent identified in the foregoing list and by any Person who shall have become an Affiliate of Parent subsequent to the delivery of such list.

               SECTION 6.08. Pooling. From and after the date of this Agreement and until the Effective Time, neither Parent nor the Company, nor any of their respective subsidiaries or other affiliates, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes. Following the Effective Time, Parent shall not knowingly take any action, or fail to take any action, that would jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes.

               SECTION 6.09. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) take, or cause to be taken, all reasonable actions necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) use all reasonable efforts to obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and
(iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

               (b) Parent and the Company shall file as soon as practicable (but not sooner than 10 days) after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

               SECTION 6.10. Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

               (b) As of the date hereof, to the Company's Knowledge, there is no reason (i) why it would not be able to deliver to Company's counsel or Parent's counsel, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Section 7.01(k) or (ii) why Company's counsel or Parent's counsel would not be able to deliver the opinions required by Section 7.01(k).

               (c) As of the date hereof, to Parent's Knowledge, there is no reason (i) why it would not be able to deliver to Company's counsel or Parent's counsel, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Section 7.01(k) or (ii) why Company's counsel or Parent's counsel would not be able to deliver the opinions required by Section 7.01(k).

               SECTION 6.11. Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Parent and the Company. Unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such release or make any such statement without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

               SECTION 6.12. NYSE Listing. Parent shall promptly prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock to be issued in the Merger and pursuant to Substitute Options, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice to the NYSE of issuance, and the Company shall cooperate with Parent with respect to such listing. Parent and the Company shall mutually agree upon a new trading symbol to be used for Parent Common Stock after the Effective Time and shall use reasonable efforts to obtain approval thereof from the NYSE prior to the Effective Time.

               SECTION 6.13. Conveyance Taxes. Parent shall be liable for and shall hold the Company and the holders of shares of Company Common Stock who are holders of the shares of Company Common Stock immediately prior to the Effective Time harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. The parties acknowledge that this Section 6.13 is specifically intended to benefit the holders of shares of Company Common Stock who are holders of the shares of Company Common Stock immediately prior to the Effective Time.

               SECTION. 6.14. Office of the Co-Chairmen. (a) Immediately following the Effective Time, pursuant to the terms of the Amended Parent By-Laws (as defined below), (i) Christopher A. Kuebler shall hold the position of Co-Chairman of the Board and Chief Executive Officer of Parent and (ii) Josef
H. von Rickenbach shall hold the position of Co- Chairman of the Board and President of Parent. If either of such persons is unwilling or unable to hold such offices as set forth above, his successor, if any, shall be selected by the Board of Directors of Parent in accordance with the Parent By-Laws, as amended and restated to read as set forth in Exhibit 6.14(a) (the "Amended Parent By-Laws").

               (b) The authority, duties and responsibilities of the Co-Chairman and Chief Executive Officer and of the Co-Chairman and President shall be as set forth in the Amended

Parent By-Laws and in the respective employment agreements entered into between each of Christopher A. Kuebler and Josef H. von Rickenbach and Parent, as in effect at the Effective Time.

               SECTION 6.15. Post-Merger Board of Directors of Parent. (a) Immediately following the Effective Time, the total number of persons serving on the Board of Directors of Parent shall be 13, eight of whom shall be Parent Directors (as defined below) and five of whom shall be Company Directors (as defined below).

               (b) Subject to Section 6.15(c), (i) the initial Parent Directors immediately following the Effective Time shall be as set forth in Exhibit 6.15(b) hereto and each such person shall continue to serve in the same class of the Board of Directors of Parent that such person serves in as of the date of this Agreement; and (ii) the initial Company Directors immediately following the Effective Time shall be as set forth in Exhibit 6.15(b) hereto and the class of the Board of Directors of Parent in which each such Company Director shall serve shall be as mutually agreed by Parent and the Company prior to the Effective time.

               (c) In the event that, prior to the Effective Time, any Parent Director designated pursuant to Section 6.15(b) of this Agreement to serve on the Board of Directors of Parent after the Effective Time shall cease to be a director of Parent or shall be unable or unwilling to serve in such position after the Effective Time, the Board of Directors of Parent shall designate another person to serve in such person's stead, such person to be selected solely by and at the absolute discretion of the Board of Directors of Parent prior to the Effective Time. In the event that, prior to the Effective Time, any Company Director designated pursuant to Section 6.15(b) to serve on the Board of Directors of Parent after the Effective Time shall be unable or unwilling to serve in such position, the Board of Directors of the Company shall designate another person to serve in such person's stead, such person to be selected solely by and at the absolute discretion of the Board of Directors of the Company prior to the Effective Time. Notwithstanding anything to the contrary in the foregoing provisions of this Section 6.15(c), the Co-Chairmen shall be the only such directors of Parent at the Effective Time who are employees of Parent or the Company or any of their respective affiliates.

               (d) The term "Company Director" means (i) any person serving as a director of the Company on the date hereof who becomes a director of Parent at the Effective Time pursuant to Section 6.15(b) or (ii) any person who becomes a director of Parent at the Effective Time and was designated by Company Directors pursuant to Section 6.15(c).

               (e) The term "Parent Director" means (i) any person serving as a director of Parent on the date hereof who continues as a director of Parent after the Effective Time pursuant to Section 6.15(b) or (ii) any person serving in any such director's stead who was designated by the Parent Directors pursuant to Section 6.15(c).

               (f) Immediately following the Effective Time, at least two Company Directors shall serve on the Corporate Governance Committee of the Board of Directors of Parent and at least one Company Director shall serve on each other committee of the Board of Directors of Parent.

               (g) Each of Parent and the Company shall take such action as shall reasonably be requested by the other in order to give effect to the provisions set forth in this Section 6.15.

               SECTION 6.16. Employee Benefit Plans. (a) It is the intention of the parties that, for the eighteen month period commencing at the Effective Time, the pension and welfare benefits provided to the employees of the Company and the Company Subsidiaries shall be no less favorable, in the aggregate, than those pension and welfare benefits in effect immediately prior to the Effective Time under the terms of the Company Benefit Plans.

               (b) Following the Effective Time, to the extent that Parent arranges for any employees of the Company or any Company Subsidiary to participate in any counterpart Parent Benefit Plans in accordance with the eligibility criteria thereof, (i) such participants shall receive full credit for years of service with the Company or any Company Subsidiary (and service otherwise credited by the Company or any Company Subsidiary) prior to the Effective Time for purposes of eligibility to participate and vesting and (ii) to the extent permitted under the terms of the relevant Parent Benefit Plan, Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group plans to be waived with respect to such participants and their eligible dependents and shall provide each such participant with credit for any co-payments and deductibles paid prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any health plans in which such participants are eligible to participate after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of the Company or the funding of any such benefit.

               (c) Following the Effective Time, Parent shall cause the Surviving Corporation to honor and perform, pursuant to their terms, all employee benefit obligations to current and former employees and directors of the Company under any Company Benefit Plans; provided, however, that nothing contained herein shall limit any reserved right in any Company Benefit Plan to amend, modify, suspend, revoke or terminate any such plan.

               SECTION 6.17. Exemption From Liability Under Section 16(b). Assuming that the Company delivers to Parent the Section 16 Information (defined below) in a timely fashion, the Board of Directors of Parent, or a committee of two or more Non-Employee Directors thereof (as such item is defined for purposes of Rule 16b-3 under the Exchange Act), shall adopt resolutions prior to the consummation of the Merger, providing that the receipt by the Company Insiders (as defined below) of Parent Common Stock in exchange for shares of the Company Common Stock, and of options for Parent Common Stock upon conversion of options for the Company Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including, but not limited to, specifying the name of the Company Insiders, the number of securities to be acquired or disposed of for each such person, the material terms of any derivative securities, and that the approval is intended to make the receipt of such securities exempt pursuant to Rule 16b-3(d). "Section 16 Information" shall mean information accurate in all respects regarding the Company Insiders, the number of shares of the Company Common Stock held by each such Company Insider and expected to be exchanged for Parent Common Stock in the Merger, and the number and description of the options on the Company Common Stock held by each such Company Insider are expected to be converted into options on Parent Common Stock in connection with the Merger. "Company Insiders" shall mean those officers and directors of the Company who will be subject to the reporting requirements of Section 16(b) of the Exchange Act with respect to Parent and who are listed in the Section 16 Information.


                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

               SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

               (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC;

               (b) this Agreement shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the MBCL and the Company's Restated Articles of Organization and the Company's Amended and Restated By-Laws;

               (c) the Parent Proposals shall have been approved by the requisite affirmative vote of the stockholders of Parent in accordance with the rules of the NYSE, the DGCL, the Parent Charter and the Parent By-Laws;

               (d) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any Law, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

               (e) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

               (f) all consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, with any Governmental Entity prior to the consummation of the Merger under antitrust or competition Laws of any foreign jurisdiction shall have been obtained from and made with the applicable Governmental Entities and all applicable waiting periods (and any extension thereof) under such Laws shall have expired, other than any such consents, waivers, authorizations or expirations the failure of which to make or occur would not be reasonably likely to have a material adverse effect on Parent and its subsidiaries, taken as a whole, after the Effective Time or be reasonably likely to subject the parties or any of their respective officers or directors to substantial penalties or criminal liability;

               (g) not more than 7.5% of the outstanding shares of Company Common Stock shall be Dissenting Shares;

               (h) Parent and the Company shall have each received from PricewaterhouseCoopers LLP (Florham Park, NJ office), independent auditors of Parent, and PricewaterhouseCoopers LLP (Boston, MA office), independent auditors of the Company, an opinion addressed to each of Parent and the Company and dated the date the Registration Statement shall have become effective and confirmed in writing as of the Effective Time to the effect that the Merger will be treated as a "pooling of interests" under applicable accounting standards;

               (j) the shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance; and

               (k) Parent and the Company shall have received written opinions of Shearman & Sterling, legal counsel to the Parent, and Testa, Hurwitz & Thibeault, LLP, legal counsel to the Company, in form and substance reasonably satisfactory to each of Parent and the Company, which shall be to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, legal counsel shall be entitled to rely upon, among other things, reasonable and customary assumptions as well as representations of Parent, Merger Sub and the Company and others.

               SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following additional conditions:

               (a) the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality (including, without limitation, by use of the term "Company Material Adverse Effect") shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), and Parent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company to such effect; and

               (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to such effect.

               SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following additional conditions:

               (a) the representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified as to materiality (including, without limitation, by use of the term "Parent Material Adverse Effect") shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and the representations and warranties of Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), and the Company shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Parent to such effect;

               (b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to such effect; and

               (c) Parent shall have taken all such actions as shall be necessary so that (i) the Parent Charter Amendment and the Amended Parent By-laws shall become effective not later than the Effective Time and (ii) at the Effective Time, the composition of Parent's Board of Directors shall comply with the provisions of Section 6.15 hereof.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

               SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

               (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

               (b) by either Parent or the Company if the Effective Time shall not have occurred on or before December 31, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

               (c) by either Parent or the Company, if any Governmental Entity
        (i) shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable or (ii) shall have failed to issue an Order or to take any other action necessary to fulfill the conditions to the Closing of the Merger and such denial of a request to issue such Order or take such other action shall have become final and nonappealable;

               (d) by Parent if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to Parent or shall have resolved to do so, or (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Company Acquisition Proposal or shall have resolved to do so;

               (e) by the Company, if (i) the Board of Directors of Parent withdraws, modifies or changes its recommendation of this Agreement and the issuance of shares of Parent Common Stock thereunder in a manner adverse to the Company or shall have resolved to do so or (ii) the Board of Directors of Parent shall have recommended to the stockholders of Parent a Parent Acquisition Proposal or shall have resolved to do so;

               (f) by either Parent or the Company, if this Agreement shall fail to receive the requisite vote for approval at the Company Stockholders' Meeting; or

               (g) by either Parent or the Company, if the approval of the Parent Proposals shall fail to receive the requisite vote at the Parent Stockholders' Meeting.

               SECTION 8.02. Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease, except (a) as provided in Sections 8.05 and 9.01 and (b) nothing herein shall relieve any party from liability for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

               SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

               SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

               SECTION 8.05. Expenses. (a) Except as set forth in this Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Parent each shall pay one-half of all Expenses relating to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

               (b)     The Company agrees that:

                       (i) if (A) Parent shall terminate this Agreement pursuant to Section 8.01(d) and (B) at the time of the occurrence of the circumstance permitting termination pursuant to such Section, there shall exist a Company Acquisition Proposal and (C) within 9 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to a Company Acquisition Proposal or a transaction with respect to a Company Acquisition Proposal is consummated by any third party, or

                       (ii) if (A) Parent or the Company shall terminate this Agreement pursuant to Section 8.01(f) due to the failure of the Company's stockholders to approve this Agreement and (B) at or prior to the time of such failure to so approve this Agreement a Company Acquisition Proposal shall have been made public and (C) within 9 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to a Company Acquisition Proposal or a transaction with respect to a Company Acquisition Proposal is consummated by any third party, then the Company shall pay to Parent an amount equal to the sum of $24,000,000 (the "Company Alternative Transaction Fee") and all of Parent's Expenses, up to a maximum of $5,000,000 (the "Parent Expense Amount"). The Company and Parent agree that if, in circumstances in which the Company Alternative Transaction Fee is not payable, Parent shall terminate this Agreement pursuant to Section 8.01(d) or the Company or Parent shall terminate this Agreement pursuant to
Section 8.01(f), then the Company shall pay to Parent an amount equal to the sum of (y) $8,000,000 (the "Company Termination Fee") and (z) all of Parent's Expenses up to an amount equal to the Parent Expense Amount; provided, however, that Parent shall not, upon a termination pursuant to Section 8.01(d) by Parent or pursuant to Section 8.01(f) by Parent or the Company, be entitled to receive the Company Termination Fee or any of the Parent's Expenses pursuant to this
Section 8.05(b) if (1) the Board of Directors of the Company shall, prior to such termination, have withdrawn, modified or changed its recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to Parent due solely to a breach by Parent, that is not curable, of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, such that the conditions set forth in Sections 7.03(a) and 7.03(b) would not be satisfied and (2) there shall not have been, at any time prior to such termination, a Company Acquisition Proposal.

               (c)     Parent agrees that:

                       (i) if (A) the Company shall terminate this Agreement pursuant to Section 8.01(e) and (B) at the time of the occurrence of the circumstance permitting termination pursuant to such Section, there shall exist a Parent Acquisition Proposal and (C) within 9 months of the termination of this Agreement, Parent enters into a definitive agreement with any third party with respect to a Parent Acquisition Proposal or a transaction with respect to a Company Acquisition Proposal is consummated by any third party, or

                       (ii) if (A) the Company or Parent shall terminate this Agreement pursuant to Section 8.01(g) due to the failure of Parent's stockholders to approve this Agreement and (B) at or prior to the time of such failure to so approve this Agreement a Parent Acquisition Proposal shall have been made public and (C) within 9 months of the termination of this Agreement, Parent enters into a definitive agreement with any third party with respect to a Parent Acquisition Proposal or a transaction with respect to a Parent Acquisition Proposal is consummated by any third party, then Parent shall pay to the Company an amount equal to the sum of $45,000,000 (the "Parent Alternative Transaction Fee") and all of the Company's Expenses, up to a maximum of $5,000,000 (the "Company Expense Amount"). Parent and the Company agree that if, in circumstances in which the Parent Alternative Transaction Fee is not payable, the Company shall terminate this Agreement pursuant to Section 8.01(e) or Parent or the Company shall terminate this Agreement pursuant to Section 8.01(g), then Parent shall pay to the Company an amount equal to the sum of (y) $8,000,000 (the "Parent Termination Fee") and (z) all of the Company's Expenses up to an amount equal to the Company Expense Amount; provided, however, that the Company shall not, upon a termination pursuant to Section 8.01(e) by the Company or pursuant to Section 8.01(g) by the Company or Parent, be entitled to receive the Parent Termination Fee or any of the Company's Expenses pursuant to this Section 8.05(c) if (1) the Board of Directors of Parent shall, prior to such termination, have withdrawn, modified or changed its recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to the Company due solely to a breach by the Company, that is not curable, of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions set forth in Sections 7.02(a) and 7.02(b) would not be satisfied and
(2) there shall not have been, at any time prior to such termination, a Parent Acquisition Proposal.

               (d) Each of the Company and Parent agrees that the agreements contained in Sections 8.05(b) and (c) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Each of the Company and Parent agrees that the payments provided for in Sections 8.05(b) and (c) shall be the sole and exclusive remedies of the parties upon a termination of this Agreement pursuant to Sections 8.01(d), (e), (f) and
(g), as the case may be, and such remedies shall be limited to the sums stipulated in Sections 8.05(b) and (c), regardless of the circumstances giving rise to such termination; provided, however, that nothing herein shall relieve any party from liability for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

               (e) Any payment of a Company Alternative Transaction Fee pursuant to Section 8.05(b) shall be made to Parent on the next business day after a definitive agreement is entered into with a third party with respect to a Company Acquisition Proposal. Any prior payment of a Company Termination Fee shall be credited against such payment of a Company Alternative Transaction Fee. Any payment of a Company Termination Fee required to be made pursuant to Section 8.05(b) shall be made to Parent not later than two business days after termination of this Agreement. Payment of Expenses pursuant to Section 8.05(b) shall be made not later than two business days after delivery to the Company by Parent of notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of Parent (which itemization may be supplemented and updated from time to time by Parent until the 60th day after Parent delivers such notice of demand for payment). All payments to Parent under this Section
8.05 shall be made by wire transfer of immediately available funds to an account designated by Parent.

               (f) Any payment of a Parent Alternative Transaction Fee required to be made pursuant to Section 8.05(c) shall be made to the Company on the next business day after a definitive agreement is entered into with a third party with respect to a Parent Acquisition Proposal. Any prior payment of a Parent Termination Fee shall be credited against such payment of a Parent Alternative Transaction Fee. Any payment of a Parent Termination Fee required to be made pursuant to Section 8.05(c) shall be made to Parent not later than two business days after termination of this Agreement. Payment of Expenses pursuant to Section 8.05(c) shall be made not later than two business days after delivery to Parent by the Company by notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of the Company (which itemization may be supplemented and updated from time to time by Parent until the 60th day after the Company delivers such notice of demand for payment). All payments to the Company under this Section 8.05 shall be made by wire transfer of immediately available funds to an account designated by the Company.

               (g) In the event that the Company or Parent, as the case may be, shall fail to pay any amount payable pursuant to this Section 8.05 when due, the other party's "Expenses" shall be deemed to include (i) the costs and expenses actually incurred or accrued by such other party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with (ii) interest on such unpaid amounts, commencing on the date that such amounts became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Base Rate plus 2.00%.


                                   ARTICLE IX

                               GENERAL PROVISIONS

               SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that (a) those covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX shall survive the Effective Time for the respective periods set forth therein or, if no such period is specified, for six years and (b) the representations, warranties and agreements set forth in Sections 3.21, 4.21, 6.03(b), 8.02 and 8.05 and this Article IX shall survive termination for the respective periods set forth therein or, if no such period is specified, for six years. Nothing in this Section 9.01 shall relieve any party for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

               SECTION 9.02. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be sent by an overnight courier service that provides proof of receipt, mailed by registered or certified mail (postage prepaid, return receipt requested) or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               if to the Company:

                       PAREXEL International Corporation
                       195 West Street
                       Waltham, MA  02154
                       Telecopier No.:  (781) 890-4813
                       Attention:  Carl Barnes, Vice President and
                                      General Counsel

               with a copy to:

                       Testa, Hurwitz & Thibeault, LLP
                       125 High Street
                       Boston, MA  02110
                       Telecopier No.:  (617) 248-7100
                       Attention:  William J. Schnoor, Jr.

               if to Parent or Merger Sub:

                       Covance Inc.
                       210 Carnegie Center
                       Princeton, NJ  08540
                       Telecopier No.:  (609) 452-9865
                       Attention:  Jeffrey S. Hurwitz, Corporate Senior
                                      Vice President
                                      and General Counsel

               with a copy to:

                       Shearman & Sterling
                       599 Lexington Avenue
                       New York, NY  10022
                       Telecopier No.:  (212) 848-7179
                       Attention:  Creighton O'M. Condon

               (b) If this Agreement provides for a designated period after a notice within which to perform an act, such period shall commence on the date of receipt or refusal of the notice.

               (c) If this Agreement requires the exercise of a right by notice on or before a certain date or within a designated period, such right shall be deemed exercised on the date of delivery to the courier service, telecopying or mailing of the notice pursuant to which such right is exercised.

               (d) Notices of changes of address shall be effective only upon receipt.

               SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

               (a) "affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person;

               (b) "beneficial owner" with respect to any shares means a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates or Person with whom such Person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock;

               (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York;

               (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

               (e) "Knowledge" means, with respect to any matter in question,
        (i) in the case of the Company, if any of the executive officers of the Company has actual knowledge of such matter after making reasonable inquiry of officers and employees charged with senior administrative or operational responsibility of such matters and (ii) in the case of Parent, if any of the executive officers of Parent has actual knowledge of such matter after making reasonable inquiry of officers and employees charged with senior administrative or operational responsibility of such matters;

               (f) "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

               (g) "subsidiary" or "subsidiaries" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

               SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

               SECTION 9.05. Assignment; Binding Effect; Benefit. (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

               (b) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article II (which may be enforced by the beneficiaries thereof) and Section 6.05 (which is intended to be for the benefit of the Persons covered thereby and their respective heirs and representatives and may be enforced by such Persons).

               SECTION 9.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

               SECTION 9.07. Governing Law; Forum. (a) Except to the extent that the Merger is mandatorily governed by the MBCL, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that state.

               (b) Each of the parties hereto irrevocably agrees that all legal actions or proceedings with respect to this Agreement shall be brought and determined in the Supreme Court of the State of New York in New York County or in the United States District Court for the Southern District of New York, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with applicable Law, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable Law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

               SECTION 9.08. Interpretation. (a) If a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement" and "the date hereof" shall be deemed to refer to April 28, 1999.

               (b) The parties hereto acknowledge that certain matters set forth in the Company Disclosure Letter and certain matters set forth in the Parent Disclosure Letter are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement. The parties agree that disclosure of such matters shall not be taken as an admission by the Company or Parent, as the case may be, that such disclosure is required to be made under the terms of any provision of this Agreement and in no event shall the disclosure of such matters be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement or to imply that such matters are or are not material and neither party shall use, in any dispute between the parties, the fact of any such disclosure as evidence of what is or is not material for purposes of this Agreement.

               SECTION 9.09. Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 9.10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Parent Option Agreement and the Company Option Agreement, which shall survive the execution and delivery of this Agreement.

               SECTION 9.11. Waiver of Jury Trial. Each of Parent, Merger Sub and the Company hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub and the Company in the negotiation, administration, performance and enforcement thereof.

               IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              COVANCE INC.


                              By /s/ Jeffrey S. Hurwitz
                                 ---------------------------------------------
                                  Name:  Jeffrey S. Hurwitz
                                  Title: Corporate Senior Vice President



                              CCJ HOLDING CORP.


                              By /s/ Christopher A. Kuebler
                                 ---------------------------------------------
                                  Name:  Christopher A. Kuebler
                                  Title: President


                              By /s/ Jeffrey S. Hurwitz
                                 ---------------------------------------------
                                  Name:  Jeffrey S. Hurwitz
                                  Title: Vice President


                              PAREXEL INTERNATIONAL CORPORATION



                               By /s/ Josef H. von Rickenbach
                                  --------------------------------------------
                                   Name:
                                   Title:



                               By /s/ William T. Sobo, Jr.
                                  --------------------------------------------
                                   Name:  William T. Sobo, Jr.
                                   Title: CFO Treasurer

                                                                       EXHIBIT A



                               PROPOSED AMENDMENTS
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  COVANCE INC.



         1. Paragraph 1 shall be amended to read as follows:

               1. Name. The name of the Corporation is Covance PAREXEL Inc.

         2. The first paragraph of Paragraph 5(a) shall be amended to read as follows:

               5. Directors. (a) The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than three nor more than fifteen persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors; and such exact number shall be thirteen (13) unless otherwise determined by a resolution so adopted by a majority of the entire Board of Directors. As used in this Restated Certificate of Incorporation, the term "entire Board of Directors" means the number of directors adopted by resolution in accordance with the preceding sentence or, if no such resolution has been adopted, thirteen (13), regardless of whether any vacancies may have resulted from the resignation of one or more directors.

                                                               EXHIBIT 6.07(a)

                          FORM OF AFFILIATE LETTER FOR
                            AFFILIATES OF THE COMPANY


                                                          [____________], 1999


Covance Inc.
210 Carnegie Center
Princeton, NJ  08540

Ladies and Gentlemen:

               I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of PAREXEL International Corporation, a Massachusetts corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of April 28, 1999 (the "Merger Agreement") among Covance, Inc., a Delaware corporation ("Parent"), CCJ Holding Corp., a Massachusetts corporation ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

               As a result of the Merger, I may receive shares of common stock, par value $0.01 per share, of Parent (the "Parent Shares"). I would receive such Parent Shares in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $0.01 per share, of the Company (the "Company Shares").

        1. I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Merger:

               A. I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

               B. I have carefully read this letter and discussed the requirements of this document and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

               C. I have been advised that the issuance of the Parent Shares to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

               D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

               E. I understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED APRIL 28, 1999 BETWEEN THE REGISTERED HOLDER HEREOF AND COVANCE INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF COVANCE INC."

               F. I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE

               SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN
               ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION
               REQUIREMENTS OF THE SECURITIES ACT OF 1933."

               G. I further represent to, and covenant with, Parent that I will not, during the 30 days prior to the Effective Time, sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the Company Shares or shares of the capital stock of Parent that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the Parent Shares received by me in the Merger or any other shares of the capital stock of Parent until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations (the "Pooling Period"). Parent shall promptly notify the "affiliates" of the publication of such results.

               H. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

        2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

               A. For so long as and to the extent necessary to permit me to sell the Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the Parent Shares by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

               B. It is understood and agreed that certificates with the legends set forth in paragraphs 1(E) and 1(F) above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

        3. The parties hereto acknowledge and agree that notwithstanding anything to the contrary contained herein, the undersigned will be permitted, during the Pooling Period, to sell, transfer, exchange, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing the undersigned's risk relative to any Company Shares or Parent Shares received by the undersigned in connection with the Merger an amount of such shares not more than the de minimus amount permitted by the Commission in its rules and releases relating to pooling-of-interests accounting treatment, subject to advance concurrence of Parent and its independent auditors.

        4. This agreement and all obligations hereunder shall terminate upon the termination of the Merger Agreement in accordance with its terms.

                                            Very truly yours,



                                            -----------------------------
                                            Name:


Agreed and accepted this [__] day
of [_______], [____], by

COVANCE INC.



By:
   ------------------------------
      Name:
      Title:

                                                                 EXHIBIT 6.07(b)



                          FORM OF AFFILIATE LETTER FOR
                              AFFILIATES OF PARENT




                                                           [____________], 1999



PAREXEL International Corporation
195 West Street
Waltham, MA  02154

Ladies and Gentlemen:

               I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Covance Inc., a Delaware corporation ("Parent"), as the term "affiliate" is defined for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"). Pursuant to the terms of the Agreement and Plan of Merger dated as of April 28, 1999 (the "Merger Agreement") among Parent, CCJ Holding Corp., a Massachusetts corporation ("Merger Sub"), and PAREXEL International Corporation, a Massachusetts corporation (the "Company"), Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

               I represent to, and covenant with, the Company that I will not, during the period beginning 30 days prior to the Effective Time (as defined in the Merger Agreement) until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, sell, transfer or otherwise dispose of or reduce my risk with respect to any shares of the capital stock of Parent ("Parent Shares") or the Company that I may hold. I understand that Parent shall promptly notify the "affiliates" of the publication of such results.

               Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

               The parties hereto acknowledge and agree that notwithstanding anything to the contrary contained herein, the undersigned will be permitted, during the Pooling Period, to sell, transfer, exchange, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing the undersigned's risk relative to any Company Shares or Parent Shares received by the undersigned in connection with the Merger an amount of such shares not more than the de minimus amount permitted by the Commission in its rules and releases relating to pooling-of-interests accounting treatment, subject to advance concurrence of Parent and its independent auditors.

               This agreement and all obligations hereunder shall terminate upon the termination of the Merger Agreement in accordance with its terms.

                                Very truly yours,



                                                     ---------------------------
                                                     Name:


Agreed and accepted this [__] day
of [____________], [____], by

PAREXEL INTERNATIONAL CORPORATION



By:-----------------------------------
     Name:
     Title:

                                                                 EXHIBIT 6.14(a)




                              COVANCE PAREXEL INC.

                             A Delaware corporation




                          AMENDED AND RESTATED BY-LAWS




                            Effective [______], 1999

                              COVANCE PAREXEL INC.

                             A Delaware corporation

                          AMENDED AND RESTATED BY-LAWS

                                TABLE OF CONTENTS


                                    ARTICLE I

                                  STOCKHOLDERS

Section 1.01.     Annual Meetings..............................................1
Section 1.02.     Special Meetings.............................................1
Section 1.03.     Notice of Meetings...........................................1
Section 1.04.     Business Transacted at Special Meetings of Stockholders......1
Section 1.05.     Quorum.......................................................1
Section 1.06.     Nominations and Stockholder Business.........................2

                                   ARTICLE II

                               BOARD OF DIRECTORS

Section 2.01.     General Powers...............................................4
Section 2.02.     Number and Term of Office....................................4
Section 2.03.     Annual and Regular Meetings..................................4
Section 2.04.     Special Meetings; Notice.....................................4
Section 2.05.     Telephonic Meetings..........................................5
Section 2.06.     Quorum and Vote..............................................5
Section 2.07.     Action Without a Meeting.....................................5
Section 2.08.     Manner of Acting.............................................5
Section 2.09.     Resignations.................................................5
Section 2.10.     Reliance on Accounts and Reports, etc........................5
Section 2.11.     Committees...................................................6
Section 2.12.     Special Representation Provisions............................6

                                   ARTICLE III

                                    OFFICERS

Section 3.01.     Number and Designation.......................................7

Section 3.02.     Additional Officers..........................................8
Section 3.03.     Election.....................................................8
Section 3.04.     Removal and Vacancies........................................8
Section 3.05.     Duties of the Chairman of the Board..........................9
Section 3.06.     Duties of the Chief Executive Officer........................9
Section 3.07.     Duties of the President......................................9
Section 3.08.     Duties of the Vice President.................................9
Section 3.09.     Duties of the Secretary......................................9
Section 3.10.     Duties of the Treasurer.....................................10
Section 3.11.     Duties of the Controller....................................10
Section 3.12.     Duties of the Assistant Secretary...........................10
Section 3.13.     Duties of the Assistant Controller..........................10
Section 3.14.     Duties of the Assistant Treasurer...........................10

                                   ARTICLE IV

                  EXECUTION OF INSTRUMENTS; DEPOSITS; FINANCES

Section 4.01.     General.....................................................10
Section 4.02.     Corporate Indebtedness......................................11
Section 4.03.     Checks, Drafts, etc.........................................11
Section 4.04.     Deposits....................................................11
Section 4.05.     Dividends...................................................11
Section 4.06.     Fiscal Year.................................................12

                                    ARTICLE V

                                  CAPITAL STOCK

Section 5.01.     Certificates of Stock.......................................12

                                   ARTICLE VI

                               SEAL; OFFICES; NAME

Section 6.01.     Seal .......................................................12
Section 6.02.     Offices.....................................................12
Section 6.03.     Name........................................................12

                                   ARTICLE VII

                                 INDEMNIFICATION

Section 7.01      Indemnification.............................................13

                                  ARTICLE VIII

                                   AMENDMENTS

Section 8.01.     Amendments..................................................14

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                              COVANCE PAREXEL INC.


                                    ARTICLE I

                                  STOCKHOLDERS

                  Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place either within or outside the State of Delaware, at such time and date as shall be fixed from time to time by resolution of the Board of Directors and as set forth in the notice of the meeting.

                  Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board or the Chief Executive Officer (or, in the absence or disability of the Chairman of the Board and the Chief Executive Officer, by the President), or by the Board of Directors. Such special meetings of the stockholders shall be held at such places, within or outside the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.

                  Section 1.03. Notice of Meetings. The Secretary or any Assistant Secretary shall cause written notice of the date, time and place of each meeting of the stockholders to be given, at least ten but not more than fifty days prior to the meeting, to each stockholder of record entitled to vote. Such notice shall be given either personally or by mail or other means of written communication, addressed to each stockholder at the address of such stockholder appearing on the books of the Corporation at the time such notice is dispatched. Such further notice shall be given as may be required by law. Notice of any meeting of stockholders need not be given to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting. Notice of any adjourned meeting of the stockholders of the Corporation need not be given.

                  Section 1.04. Business Transacted at Special Meetings of Stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

                  Section 1.05. Quorum. Except as at the time otherwise required by statute or by the Restated Certificate of Incorporation, the presence at any stockholders meeting, in person or by proxy, of the holders of record of shares of stock (of any class) entitled to vote at the meeting, aggregating a majority of the total number of shares of stock of all classes then issued and outstanding and entitled to vote at the meeting, shall be necessary and sufficient to constitute a quorum for the transaction of business.

                  Section 1.06.     Nominations and Stockholder Business.

                  (a) Annual Meeting of Stockholders.

                  (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this
Section 1.06, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.06

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
(a)(1) of this Section 1.06, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written Consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 1.06 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.06 shall also be considered timely, but only with respect to nominees for any new position created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.06, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.06. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by paragraph (a)(2) of this Section 1.06 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting, and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                  (c) General.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.06 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.06. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting, was made in accordance with the procedures set forth in this Section 1.06 and, if any proposed nomination or business is not in compliance with this Section 1.06, to declare that such defective proposal shall be disregarded.

                  (2) For purposes of this Section 1.06, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Section 1.06, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.06. Nothing in this Section 1.06 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                   ARTICLE II

                               BOARD OF DIRECTORS

                  Section 2.01. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the Corporation, whether derived from law or the Restated Certificate of Incorporation, except such powers as are, by statute, by the Restated Certificate of Incorporation or by these By-Laws, vested solely in the stockholders of the Corporation. No Director need be a stockholder of the Corporation.

                  Section 2.02. Number and Term of Office. The number of Directors shall be determined in accordance with the Restated Certificate of Incorporation. Each Director (whenever elected) shall hold office until his or her successor shall have been elected and shall have qualified, or until his or her death, or until he or she shall have resigned in the manner provided in
Section 2.09 hereof or shall have been removed in accordance with the Restated Certificate of Incorporation.

                  Section 2.03. Annual and Regular Meetings. The annual meeting of the Board of Directors, for the choosing of officers and for the transaction of such other business as may come before the meeting, shall be held in each year as soon as possible after the annual meeting of the stockholders at the place of such annual meeting of the stockholders, and notice of such annual meeting of the Board of Directors shall not be required to be given. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place (which may be within or outside the State of Delaware) thereof. Notice of such regular meetings need not be given; provided, however, that in case the Board of Directors shall fix or change the time or place of regular meetings, notice of such action shall be given personally or by mail, facsimile or similar means of communication promptly to each Director who shall not have been present at the meeting at which such action was taken.

                  Section 2.04. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by the Chief Executive Officer (or, in the absence or disability of the Chairman of the Board and the Chief Executive Officer, by the President), or by any two Directors, at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof. Special meetings of the Board of Directors may be called on two days' notice to each

Director, personally or by telephone or facsimile or on four days' notice by mail. Notice of any special meeting need not be given to any Director who shall be present at such meeting, or to any Director who shall waive notice of such meeting in writing, whether before or after the time of such meeting, and any business may be transacted thereat. No notice need be given of any adjourned meeting.

                  Section 2.05. Telephonic Meetings. Directors may participate in a meeting of the Board of Directors, or a meeting of any committee designated by the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this ByLaw shall constitute presence in person at such meeting.

                  Section 2.06. Quorum and Vote. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors under Section 2.02 hereof shall be necessary and sufficient to constitute a quorum for the transaction of business. Except when otherwise required by statute, by the Restated Certificate of Incorporation or by these By-Laws, the vote of a majority of the total number of Directors present and acting at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, until a quorum shall be present.

                  Section 2.07. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any meeting of a Committee of the Board of Directors may be taken without a meeting, if written consents thereto are signed by all members of the Board of Directors or Committee and such written consents are filed with the minutes of proceedings of the Board of Directors.

                  Section 2.08. Manner of Acting. The Directors shall act only as a Board, and the individual Directors shall have no power as such, except as permitted by statute.

                  Section 2.09. Resignations. Any Director may resign at any time by delivering a written resignation to the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

                  Section 2.10. Reliance on Accounts and Reports, etc. A Director, or a member of any committee designated by the Board of Directors, in the performance of his or her duties, shall be fully protected in relying in good faith on the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors or by any other person as to matters the Director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                  Section 2.11. Committees.

                  (a) The Board of Directors may establish such committees having such responsibilities and composition as it shall from time to time by resolution determine.

                  (b) Until the second anniversary of the Effective Time of the Covance/PAREXEL Merger (as defined below), (i) the Corporate Governance Committee of the Board of Directors shall, subject to applicable laws and the rules of any stock exchange on which securities of the Corporation may be listed, include at least two PAREXEL Directors (as defined in Section 2.12 below) and (ii) each other committee of the Board of Directors shall, subject to applicable laws and the rules of any stock exchange on which securities of the Corporation may be listed, include at least one PAREXEL Director. This Section 2.11(b) shall, without any further act or action, terminate and cease to have any effect immediately following the second anniversary of the Effective Time of the Covance/PAREXEL Merger (as defined in Section 2.12 below).

                  Section 2.12. Special Representation Provisions.

                  (a) In the event that any Covance Director (as defined below) shall, at any time prior to the Annual Meeting of Stockholders of the Corporation to be held in 2001 (the "2001 Annual Meeting"), cease to be a Director of the Corporation, the Board of Directors and any nominating committee thereof shall, subject to the fiduciary duties of the Directors, be required to fill the vacancy created thereby with a person designated by a majority of the remaining Covance Directors (any such person to be reasonably satisfactory to the PAREXEL Directors (as defined below) then in office). In the event that any PAREXEL Director shall, at any time prior to the 2001 Annual Meeting, cease to be a Director of the Corporation, the Board of Directors and any nominating committee thereof shall, subject to the fiduciary duties of the Directors, be required to fill the vacancy created thereby with a person designated by a majority of the remaining PAREXEL Directors (any such person to be reasonably satisfactory to the Covance Directors then in office).

                  (b) The Board of Directors and any nominating committee thereof shall, subject to the fiduciary duties of the Directors, be required to nominate for election at the Annual Meetings of Stockholders of the Corporation to be held in 2000 and 2001: (i) the Covance Directors and PAREXEL Directors then in office whose terms end at the respective Annual Meetings, (ii) if any such person who is a Covance Director shall not stand for election and shall not yet have been replaced by a Covance Director, such person as may be designated by a majority of the remaining Covance Directors (any such person to be reasonably satisfactory to the PAREXEL Directors then in office), and (iii) if any such person who is a PAREXEL Director shall not stand for election and shall not yet have been replaced by a PAREXEL Director, such person as may be designated by a majority of the remaining PAREXEL Directors (any such person to be reasonably satisfactory to the Covance Directors then in office).

                  (c) The term "Covance Director" means (i) any person serving as a Director of the Corporation at the Effective Time of the Covance/PAREXEL Merger (as defined below) who continues as a Director of the Corporation after the Effective Time of the Covance/PAREXEL Merger and (ii) any person who becomes a Director of the Corporation who is designated by a majority of the Covance Directors pursuant to Section 2.12(a) or 2.12(b) of these By-laws. The term "Effective Time of the Covance/PAREXEL Merger" means the "Effective Time", as defined in the Agreement and Plan of Merger (the "Covance/PAREXEL Merger Agreement") dated as of April 28, 1999 among Covance Inc., CCJ Holding Corp. and PAREXEL International Corporation ("PAREXEL").

                  (d) The term "PAREXEL Director" means (i) any member of the Board of Directors of PAREXEL or person designated by the Board of Directors of PAREXEL who becomes a Director of the Corporation at the Effective Time of the Covance/PAREXEL Merger pursuant to Section 6.15 of the Covance/PAREXEL Merger Agreement and (ii) any person who becomes a Director of the Corporation who is designated by a majority of the PAREXEL Directors pursuant to Section 2.12(a) or 2.12(b) of these By-laws.

                  (e) Sections 2.12(a) and 2.12(b) shall, without any further act or action, terminate and cease to have any effect immediately following the 2001 Annual Meeting.


                                   ARTICLE III

                                    OFFICERS

                  Section 3.01. Number and Designation. (a) The officers of the Corporation shall be chosen by the Board of Directors and may include one or more Chairmen of the Board, a Chief Executive Officer, a President, a Secretary, a Controller and a Treasurer who shall hold office until their successors are chosen and qualify or their earlier resignation or removal. The Board of Directors may also choose one or more Corporate Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Controllers and Assistant Treasurers. Any one or more of such Corporate Vice Presidents and Vice Presidents may be designated as Corporate Executive Vice President, Executive Vice President, Corporate Senior Vice President or Senior Vice President. Any number of offices may be held by the same person, except that no person shall simultaneously hold the offices of Chairman of the Board, Chief Executive Officer or President and Secretary, Treasurer or Controller. The Chairman of the Board shall be a member of the Board of Directors. The Board of Directors may also designate any Vice Presidents as Chief Financial Officer and as General Counsel.

                  (b) Notwithstanding anything to the contrary contained in
Section 3.01(a), immediately following the Effective Time of the Covance/PAREXEL Merger, the elected officers of the Corporation shall include two Chairmen of the Board, Christopher A. Kuebler and Josef H. von Rickenbach each of whom shall have the title "Co-Chairman of the Board" (all references in these By-laws to the "Chairman of the Board" being understood to permit either of the Co-Chairmen of the Board to take actions to be taken by the Chairman of the Board and all restrictions on and obligations of the Chairman of the Board to apply to each of the Co-Chairmen of the Board), and Christopher A. Kuebler shall also be the Chief Executive Officer of the Corporation and Josef H. von Rickenbach shall also be the President of the Corporation. Until the third anniversary of the Effective Time of the Covance/PAREXEL Merger: (i) except as provided in clauses (ii) and (iii) of this sentence, the affirmative vote of not less than 75% of the members of the Board of Directors (a "75% Board Vote") shall be required (A) to remove the Co-Chairman of the Board and Chief Executive Officer or the Co-Chairman of the Board and President, (B) to change their respective titles, (C) to alter, in any material respect, their respective duties without their prior written consent; or (D) to materially reduce their respective compensation or benefits (including, without limitation, salary and bonus potential); (ii) the termination of the Co-Chairman of the Board and Chief Executive Officer for "Cause" or as a result of such person becoming "disabled" (in each case, as defined in the employment agreement between such person and the Corporation) shall require the affirmative vote of a majority of the members of the Board of Directors (other than such person); and (iii) the termination of the Co-Chairman of the Board and President for "Cause" or as a result of such person becoming "disabled"(in each case, as defined in the employment agreement between such person and the Corporation), shall require the affirmative vote of a majority of the members of the Board of Directors (other than such person), which must include the affirmative vote of at least one PAREXEL Director. This Subsection 3.01(b) shall, without any further act or action, terminate and cease to have any effect on the earlier of: (i) the third anniversary of the Effective Time of the Covance/PAREXEL Merger and (ii) immediately following Josef H. von Rickenbach ceasing to be an officer of the Corporation.

                  Section 3.02. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors may also delegate authority to the Chief Executive Officer or the President to appoint and remove such additional officers as the Chief Executive Officer or the President shall designate in writing, with such limited authority as shall be set forth in writing, and such appointments shall be reported to the Board of Directors.

                  Section 3.03. Election. The Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting, shall choose the officers of the Corporation. If any officers are not chosen at an annual meeting, such officers may be chosen at any subsequent regular or special meeting.

                  Section 3.04. Removal and Vacancies. Except as provided in
Section 3.01(b) above, any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, either with or without cause. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                  Section 3.05. Duties of the Chairman of the Board. The Chairman of the Board, if present, shall preside at all stockholders' meetings and all meetings of the Board of Directors at which he or she is present, shall have such other duties as shall be assigned to him or her by the Board of Directors and, in his or her capacity as Chairman of the Board, shall report to the Board of Directors.

                  Section 3.06. Duties of the Chief Executive Officer. The Chief Executive Officer shall have direct charge of the business of the Corporation, subject to the general control of the Board of Directors, and shall have general authority to sign all certificates, contracts, obligations and other instruments of the Corporation.

                  Section 3.07. Duties of the President. In the event of the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. Except where by law the signature of the Chief Executive Officer is required, the President shall possess the same power, as an officer of the Corporation, as the Chief Executive Officer to sign all certificates, contracts, obligations and other instruments of the Corporation. The President shall report to the Chief Executive Officer. The President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws, by the Board of Directors or by the Chief Executive Officer. The President may be the Chief Operating Officer of the Corporation

                  Section 3.08. Duties of the Vice President. In the event of the absence or disability of the Chief Executive Officer and the President, the Corporate Executive Vice President, Executive Vice President, Corporate Senior Vice President or Senior Vice President, if any, or if absent, any Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer and the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer and the President. Except where by law the signature of the Chief Executive Officer or the President is required, each Corporate Executive Vice President, Executive Vice President, Corporate Senior Vice President, Senior Vice President and Vice President shall possess the same power, as an officer of the Corporation, as the Chief Executive Officer and the President to sign all certificates, contracts, obligations and other instruments of the Corporation. Each Corporate Executive Vice President, Executive Vice President, Corporate Senior Vice President, Senior Vice President and Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws, by the Board of Directors, by the Chief Executive Officer or by the President. A Corporate Executive Vice President or an Executive Vice President may be the Chief Operating Officer of the Corporation.

                  Section 3.09. Duties of the Secretary. The Secretary shall, if present, act as Secretary of, and keep the minutes of, all the proceedings of the meetings of the stockholders and of the Board of Directors and of any committee of the Board of Directors in one or more books to be kept for that purpose; shall perform such other duties as shall be assigned to him or her by the

Chief Executive Officer, the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary.

                  Section 3.10. Duties of the Treasurer. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the Corporation and shall have the care and custody of all funds and securities of the Corporation. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, the President and the Board of Directors, whenever they request it, an account of all of his or her transactions as Treasurer and shall perform such other duties as may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors; and, in general, shall perform all, duties incident to the office of Treasurer.

                  Section 3.11. Duties of the Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall keep or cause to be kept all books of account and accounting records of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation. The Controller shall prepare or cause to be prepared appropriate financial statements for the Corporation and shall perform such other duties as may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Controller.

                  Section 3.12. Duties of the Assistant Secretary. The Assistant Secretary, if any, shall, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary, and shall perform such other duties as shall be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

                  Section 3.13. Duties of the Assistant Controller. The Assistant Controller, if any, shall, in the absence or disability of the Controller, exercise the powers and perform the duties of the Controller, and shall perform such other duties as shall be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

                  Section 3.14. Duties of the Assistant Treasurer. The Assistant Treasurer, if any, shall, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer, and shall perform such other duties as shall be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.


                                   ARTICLE IV

                  EXECUTION OF INSTRUMENTS; DEPOSITS; FINANCES

                  Section 4.01. General. Subject to the provisions of Sections 4.02, 4.03 and 4.04 hereof, all deeds, documents, transfers, contracts, and agreements and other instruments requiring

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


execution by the Corporation shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President or the Treasurer, or as the Board of Directors may otherwise from time to time authorize by resolution. Any such authorization may be general or confined to specific instances.

                  Section 4.02. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorizations of the Board of Directors may be general or confined to specific instances. Loans authorized by the Board of Directors may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans as the Board of Directors shall authorize shall be made, executed and delivered as the Board of Directors shall authorize. All notes and other obligations or evidences of indebtedness permitted hereunder without authorization of the Board of Directors shall be signed by the Chief Executive Officer, the President, a Vice President or the Treasurer. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or goodwill of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness to the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

                  Section 4.03. Checks, Drafts, etc. All checks, drafts, bills of exchange or orders for the payment of money, issued in the name of the Corporation, shall be signed only by the Treasurer or such other person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances; and unless so designated, no person shall have any power or authority thereby to bind the Corporation or to pledge its credit or to render it liable.

                  Section 4.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by the Treasurer or such other person or persons and in such manner as may from time to time be designated by the Board of Directors.

                  Section 4.05. Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Such declaration may be continuing


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or limited to a specific payment or distribution. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Restated Certificate of Incorporation.

                  Section 4.06. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise, fixed by resolution of the Board of Directors.


                                    ARTICLE V

                                  CAPITAL STOCK

                  Section 5.01. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.


                                   ARTICLE VI

                               SEAL; OFFICES; NAME

                  Section 6.01. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  Section 6.02. Offices. The Corporation may have offices at such other places both within or outside the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                  Section 6.03. Name. The Board of Directors may not, prior to the second anniversary of the Effective Time of the Covance/PAREXEL Merger, adopt a resolution to change the name of the Corporation, unless such resolution shall have received a 75% Board Vote.








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


                                   ARTICLE VII

                                 INDEMNIFICATION

                  Section 7.01 Indemnification.

                  (a) No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                  (b) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action either in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to be indemnified conferred in this Section 7.01 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by the director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan), in advance of the final disposition of proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its


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


Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (c) The indemnification provided by this Section 7.01 shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the Restated Certificate of Incorporation of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.

                  (d) If a claim under paragraph (b) of this Section 7.01 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard or conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.

                  (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.


                                  ARTICLE VIII

                                   AMENDMENTS

                  Section 8.01. Amendments. (a) Except as may be provided in the Restated Certificate of Incorporation, these By-laws may be amended or repealed in whole or in part only (i) by the stockholders of the Corporation or (ii) by resolution of the Board of Directors.


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


                  (b) Notwithstanding anything to the contrary contained in
Section 8.01(a) the Board of Directors may not amend, repeal or adopt any provision inconsistent with the provisions of Sections 2.11(b), 2.12, 3.01(b), 3.05, 3.06, 3.07, 6.03 or 8.01(c) or this Section 8.01(b) of these By-laws during the respective Effective Periods (as defined below) of such sections, unless such amendment, repeal or adoption shall receive a 75% Board Vote.

                  (c) "Effective Period" means the period beginning immediately following the Effective Time of the Covance/PAREXEL Merger and ending: (i) in the case of Sections 2.11(b) and 6.03, on the second anniversary of the Effective Time of the Covance/PAREXEL Merger; (ii) in the case of Sections 3.01(b), 3.05, 3.06 and 3.07, on the earlier of (A) the third anniversary of the Effective Time of the Covance/PAREXEL Merger and (B) immediately following Josef
H. von Rickenbach ceasing to be an officer of the Corporation; (iii) in the case of Section 2.12, on the day immediately following the date of the 2001 Annual Meeting; and (iv) in the case of Section 8.01(b) and this Section 8.01(c), at the end of the last to end of the time periods ending as specified in clauses
(i) through (iii) of this Section 8.01(c).




















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                                                                 EXHIBIT 6.15(b)



                         Post-Merger Board of Directors



         1.  Initial Parent Directors:

                  Robert M. Baylis
                  Van C. Campbell
                  Christopher A. Kuebler
                  Irwin Lerner
                  J. Randall MacDonald
                  Nigel W. Morris
                  Kathleen G. Murray
                  William C. Ughetta

         2.  Initial Company Directors:

                  A. Dana Callow, Jr.
                  Patrick J. Fortune
                  Serge Okun
                  James A. Saalfield
                  Josef H. von Rickenbach